EXHIBIT 99.3

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AGENCY AGREEMENT

This Agency Agreement (“Agreement”) is made as of April 18, 2018, by and between The Bon-Ton Stores, Inc. and its associated chapter 11 debtors in possession (collectively, “Merchant”),1 on the one hand, and (a) a contractual joint venture comprised of GA Retail, Inc. (“GA”) and Tiger Capital Group, LLC (“Tiger” and collectively with GA, the “Agent”) and (b) Wilmington Savings Fund Society, FSB, as the indenture agent and collateral trustee for the 8.00% second-lien senior secured notes due 2021 (the “Second-Lien Notes”) issued by BTDS, on the other hand (in such capacities, the “Notes Trustee” and collectively with Agent, “Purchaser”).  Purchaser and Merchant are collectively the “Parties.”

Section 1.  Recitals
WHEREAS, on February 4, 2018, the entities comprising Merchant commenced ten voluntary chapter 11 bankruptcy cases (the “Bankruptcy Cases”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).
WHEREAS, pursuant to an order of the Bankruptcy Court entered on February 6, 2018 [D.I. 105], the Bankruptcy Cases are being jointly administered under the caption In re The Bon-Ton Stores, Inc., et al., Lead Case No. 18-10248-MFW (Bankr. D. Del.).
WHEREAS, on March 12, 2018, the Bankruptcy Court entered an order (the “Bidding Procedures Order”) [D.I. 348] that, among other relief, approved bidding procedures (the “Bidding Procedures”) for and scheduled a hearing (the “Sale Approval Hearing”) on the approval of the sale of all or substantially of Merchant’s assets.
WHEREAS, on March 12, 2018, the Bankruptcy Court entered an order (the “Final DIP Order”) [D.I. 352] authorizing Merchant to obtain postpetition secured debtor-in-possession financing on a final basis.
WHEREAS, an ad hoc group of holders of $251,325,000 in principal amount of the Second-Lien Notes (the “Second Lien Noteholders”) has issued a direction to the Notes Trustee to credit bid (the “Credit Bid”) $125,000,000 of its claims under the indenture governing the Second-Lien Notes (the “Notes Claims”) as consideration under this Agreement and the Notes Trustee has made the Credit Bid.
WHEREAS, Merchant operates retail stores and desires that the Agent act as Merchant’s exclusive agent for the purposes of:
(a)
selling all of the Merchandise (as hereinafter defined) from Merchant’s retail store locations identified on Exhibit 1(a)(1) attached hereto (each a “Store” and collectively the “Stores”) and distribution centers (including e-commerce

[1]
Merchant consists of The Bon-Ton Stores, Inc.; The Bon-Ton Department Stores, Inc. (“BTDS”); The Bon-Ton Giftco, LLC; Carson Pirie Scott II, Inc.; Bon-Ton Distribution, LLC; McRIL, LLC; Bonstores Holdings One, LLC; Bonstores Realty One, LLC; Bonstores Holdings Two, LLC; and Bonstores Realty Two, LLC.

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facilities) identified on Exhibit 1(a)(2) attached hereto (each a “Distribution Center” and collectively, the “Distribution Centers”) by means of a “going out of business,” “store closing,” “sale on everything,” “everything must go,” or similar sale as described further below (the “GOB Sale”), with the nature and manner of advertising the GOB Sale being in Agent’s sole discretion, subject to the terms and conditions of this Agreement and the Sale Guidelines and Approval Order (each as defined below);

(b)
marketing and selling, or otherwise designating the purchasers of, the furniture, furnishings, trade fixtures, machinery, equipment, office supplies, Supplies (as defined below), conveyor systems, racking, rolling stock, and other tangible personal property (collectively, “FF&E”) owned by Merchant, wherever located (“Owned FF&E”);

(c)
designating the assignees of any or all of Merchant’s unexpired leases of non-residential real property (together with all amendments, extensions, modifications, and other material documents related thereto, each a “Lease” and all such Leases collectively, the “Leases”) and executory contracts (together with all amendments, extensions, modifications, and other material documents related thereto, each a “Contract” and all such Contracts collectively, the “Contracts”), in each case excluding any Leases or Contracts that may be rejected as permitted and in accordance with the procedures under the Approval Order (defined below) and subject to the assumption and assignment procedures to be incorporated into the Approval Order;

(d)
marketing and selling, and/or otherwise designating the purchasers and/or assignees of any or all real property owned by Merchant (the “Owned Real Estate”), including but not limited to the real property identified on Exhibit 1(d) annexed hereto;

(e)
marketing and selling, and/or otherwise designating the purchasers, assignees, and/or licensees of any or all intellectual property owned by Merchant (the “Intellectual Property”), including but not limited to the intellectual property identified on Exhibit 1(e) annexed hereto, provided that, the disposition of any Intellectual Property that would result in the sale or lease of personally identifiable information (as such term is defined in section 101(41A) of the Bankruptcy Code) shall be subject to a determination made by a consumer privacy ombudsman appointed in Merchant’s chapter 11 cases; and

(f)
marketing and selling, and/or otherwise designating the purchasers, licensees, and/or assignees of any or all of Merchant’s other real and tangible and intangible personal property (the “Other Assets” and, collectively with the Merchandise, the Owned FF&E, all Leases, all Contracts, the Owned Real Estate, and the Intellectual Property, the “Assets”).  For the avoidance of doubt, the Other Assets include but are not limited to all cash on hand and in the Debtors’ retail store locations, cash in transit, cash in bank accounts, Merchant’s interest in and rights with respect to cash posted as collateral for letters of credit, receivables (including

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credit card receivables), deposits, security deposits, credit card processing float, proceeds of retail sales in all of the Debtors’ retail store locations from and after the date of this Agreement to the extent not used to pay down the DIP Obligations (as defined in the Final DIP Order), claims and causes of action arising under chapter 5 of the Bankruptcy Code and similar state law (“Avoidance Actions”), and all other claims and causes of action, including but not limited to commercial tort claims, based on facts and circumstances existing as of the Closing, whether or not theretofore discovered or asserted (“Other Causes of Action”).  Notwithstanding the foregoing, the Assets shall not include (a) the Consulting Agreement by and between Merchant and a joint venture comprised of Hilco Merchant Resources, LLC and Gordon Brothers Retail Partners, LLC (the “Phase 1 Consultant”), dated January 29, 2018 (the “Phase 1 Liquidation Agreement”), which shall not be subject to the Lease/Contract Designation Rights (as defined below) or otherwise assumed by Purchaser or (b) the proceeds from the sale of Additional Agent Goods (as defined in the Phase 1 Liquidation Agreement) pursuant to the Phase 1 Liquidation Agreement, other than the “Additional Agent Goods Fee” due to Merchant under the Phase 1 Liquidation Agreement.  Merchant shall not reject or amend the Phase 1 Liquidation Agreement without the express written consent of Purchaser.  For the avoidance of doubt, all Net Proceeds, less the Consulting Fee, plus the Additional Agent Goods Fee (each as defined in the Phase 1 Liquidation Agreement) shall constitute Assets under this Agreement and shall be remitted to Purchaser pursuant to the terms hereof.

WHEREAS, the Official Committee of Unsecured Creditors appointed in the Bankruptcy Cases (the “Committee”) filed an adversary proceeding (the “Adversary Proceeding”) on March 29, 2018 seeking, among other relief, to avoid certain liens securing the Notes Claims.
NOW, THEREFORE, in consideration of the Purchase Price (defined below) and the mutual covenants and agreements set forth in this Agreement, the Parties hereby agree as follows:
Section 2.  Appointment of Agent/Approval Order.  Consistent with the Bidding Procedures and as soon as practicable after full execution of this Agreement, Merchant shall file in the Bankruptcy Cases a proposed form of order (the “Approval Order”) in a form reasonably satisfactory to Merchant and Purchaser.  At the Sale Approval Hearing, Merchant shall seek entry of the Approval Order as the “Sale Order,” as that term is used in the Bidding Procedures Order.  The Approval Order shall, among other things:
(a)            find that:
(i)	this Agreement is in the best interest of Merchant, its estate and creditors, and other parties in interest
(ii)	the Parties entered into this Agreement in good faith pursuant to Section 363(m) of the Bankruptcy Code and without collusion as described in Section 363(n) of the Bankruptcy Code;

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(iii)	time is of the essence in effectuating this Agreement and proceeding with the GOB Sale at the Stores uninterrupted;
(iv)
Merchant’s decisions to (a) enter into this Agreement and (b) perform its obligations under this Agreement are a reasonable exercise of Merchant’s sound business judgment consistent with its fiduciary duties and is in the best interests of Merchant, its estate, its creditors, and other parties in interest; and

(v)	this Agreement was negotiated in good faith and at arms’ length and Purchaser is entitled to the protection of section 363(m) and 364(e) of the Bankruptcy Code; and
(b)            order, adjudge, and decree that:
(i)	this Agreement and all of the transactions contemplated hereby are approved in their entirety;
(ii)	the Parties are authorized to continue to take any and all actions as may be necessary or desirable to implement this Agreement and each of the transactions contemplated hereby;
(iii)
following the occurrence of the closing under this Agreement, which shall occur no later than April 19, 2018 (the “Closing”), subject to payment of the Cash Purchase Price (as defined below) and Purchaser’s compliance with its other obligations hereunder, Agent shall have the exclusive right to market and sell, and/or otherwise designate the purchasers, licensees, and/or assignees of, any or all of the Assets free and clear of all liens, claims, and encumbrances thereon without further order of the Bankruptcy Court;

(iv)
the sale, license, transfer, or other conveyance of any Assets (other than the Assets being sold pursuant to the GOB Sale, as to which no further notice shall be required) reflected in notices filed in the Bankruptcy Cases from time to time by the Agent, substantially in the form annexed hereto as Exhibit 2(b)(iv) (each an “Asset Designation Notice”), shall be automatically effective on the date reflected in the applicable Asset Designation Notice and subject to the satisfaction of any closing conditions reflected therein, and the sale or other conveyance of such Assets shall be free and clear of all liens, claims, and encumbrances without further order of the Bankruptcy Court, provided, however, that nothing in the Approval Order shall inhibit the ability of Agent to seek other or further orders of the Court in connection with the sale or other disposition of any Assets;

(v)	the form of Asset Designation Notice is approved;

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(vi)
subject to Agent’s compliance with its payment obligations under this Agreement and the Approval Order, Agent is authorized to execute, in the name of and as agent for Merchant, any and all deeds, bills of sale, and other instruments or documents necessary to effectuate the sale, transfer, or other conveyance of any of the Assets;

(vii)
following the payment of the Cash Purchase Price but subject to Agent’s obligation to pay Expenses and fund the Wind-Down Payment pursuant to the Wind-Down Budget (as defined below), all proceeds (cash or otherwise) of any of the Assets except as otherwise set forth in this Agreement (“Proceeds”), including but not limited to all Proceeds arising from the sale, lease, licensing, assignment, or other disposition of any of the Assets, shall be the sole property of Purchaser, and Purchaser shall be entitled to retain all Proceeds for its own account, subject to further distribution among the entities comprising Purchaser pursuant to any agreements between the entities comprising Purchaser and the Second Lien Noteholders;

(viii)
the Wind-Down / Expense Advance shall be deemed held in escrow for the exclusive purpose of paying (1) Expenses (as defined below) and (2) administrative expenses and other amounts pursuant to and solely as reflected in the Wind-Down Budget (provided that such payments may be made from the Wind-Down / Expense Advance as and when due without further order of the Court or action by any Party), and shall not be used for any other purpose without the express written consent of Agent in its sole discretion;

(ix)
following the occurrence of the Closing, subject to Agent’s obligation to pay Expenses and fund the Wind-Down Payment, Merchant and any trustee appointed in the Bankruptcy Cases or any successor cases thereto shall hold the Assets (other than the Assets being sold through the GOB Sale and the Wind-Down / Expense Advance) strictly in trust for the benefit of Purchaser and, as such, the Assets shall not constitute property of Merchant’s bankruptcy estate pursuant to and consistent with 11 U.S.C. § 541(b)(1) at any time following the Closing;

(x)
following the payment of the Cash Purchase Price but subject to Agent’s obligation to pay Expenses and fund the Wind-Down Payment, any Proceeds received by, or otherwise in the possession of, Merchant at any time shall be segregated and held strictly in trust for the benefit of Purchaser, shall not be commingled with Merchant’s own assets, and, as such, shall not become property of Merchant’s bankruptcy estate pursuant to and consistent with 11 U.S.C. §541(b)(1), and shall be paid over to Purchaser immediately;

(xi)	upon the payment of the Cash Purchase Price, and solely to the extent that any Assets or Proceeds are, notwithstanding the Approval Order,

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subsequently determined to constitute property of Merchant’s estate, but subject to Agent’s obligation to pay Expenses and fund the Wind-Down Payment, Purchaser shall have a senior lien on such Assets and all Proceeds thereof, which lien is deemed automatically perfected, provided that nothing in the Approval Order shall inhibit Purchaser’s ability, and the Approval Order shall expressly authorize Purchaser, to take any action Purchaser deems appropriate to perfect and enforce such lien;

(xii)
upon the payment of the Cash Purchase Price and subject to Agent’s obligation to pay Expenses and fund the Wind-Down Payment, until all Assets have been sold or otherwise disposed of, and solely to the extent that any Assets or Proceeds are, notwithstanding the Approval Order, subsequently determined to constitute property of Merchant’s estate, Purchaser shall have a superpriority administrative expense claim against Merchant to the extent of any amounts owing from Merchant to Purchaser in connection with this Agreement, including as a result of any breach of this Agreement and/or as a result of any Proceeds being in Merchant’s possession;

(xiii)	the Lease/Contract Designation Rights are approved, and Purchaser is authorized to designate the assignees of any or all of the Contracts and Leases pursuant thereto;
(xiv)
at any time (i) with respect to any unexpired real estate Lease under which Merchant is lessee, prior to the earlier to occur of (1) September 2, 2018 and (2) expiration of such Lease by its terms or the rejection thereof, and (ii) with respect to all other Contracts and Leases, prior to the earlier to occur of (1) December 31, 2018, and (2) rejection thereof (the shortest of the foregoing periods applicable to a particular Contract or Lease is the “Designation Rights Period” applicable to that Contract or Lease), Purchaser shall have the exclusive right, which right may be exercised at any time and from time to time, to file a notice in the Bankruptcy Cases (each such notice, a “Lease/Contract Assumption Notice”) substantially in the form annexed hereto as Exhibit 2(b)(xiii) designating the assignee of any one or more Leases and/or Contracts and setting forth the proposed cure amount due pursuant to section 365 of the Bankruptcy Code (each a “Cure Amount”);

(xv)	the counterparties to the Leases or Contracts identified in any Lease/Contract Assumption Notice shall have twenty-one days to object to the proposed assumption and assignment;
(xvi)
if no objection to the proposed assumption and assignment of a Lease or Contract is timely received, such Lease or Contract shall, upon payment of the applicable cure payment, if any, to the applicable

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counterparty, automatically be deemed assigned to and assumed by the assignee identified in the Lease/Contract Assumption Notice pursuant to section 365 of the Bankruptcy Code, without further order of the Bankruptcy Court or further action by any person or entity;

(xvii)
if an objection to the proposed assumption and assignment of a Lease or Contract is timely received, such Lease or Contract shall not be assumed or assigned until such objection is resolved by agreement of the applicable counterparty or order of the Bankruptcy Court;

(xviii)
the designee under any Lease/Contract Assumption Notice shall be required, if requested by the applicable counterparty, to provide adequate assurance of future performance with respect to such Lease or Contract if the applicable counterparty so requests;

(xix)
pursuant to section 365(k) of the Bankruptcy Code, neither Merchant nor any other Party shall have any further obligation under any Lease or Contract after assumption and assignment thereof pursuant to the Lease/Contract Designation Rights;

(xx)
in addition to the Lease/Contract Designation Rights, Purchaser shall have the right, upon written notice to Merchant and as reflected in notices filed in the Bankruptcy Cases from time to time, direct Merchant to reject any Lease or Contract as specified by Purchaser;

(xxi)
at the Closing, all funds held in escrow by Wilmington Trust, National Association (“WT”) pursuant to that certain Escrow Agreement dated as of March 5, 2018 by and among the members of Agent, the Second Lien Noteholders, and WT shall be released at the Closing for application to the Cash Purchase Price;

(xxii)
Agent shall have the exclusive right to use the Stores and all other Assets for the purpose of conducting the GOB Sale, free of any interference from any entity or person, subject to compliance with the Sale Guidelines (as defined below) and Approval Order;

(xxiii)
Agent, as the exclusive agent for Merchant, is authorized to conduct, advertise, post signs, utilize sign-walkers, and otherwise promote the GOB Sale as a “going out of business”, “store closing”, “sale on everything”, “everything must go”, or similar themed sale, in accordance with the Sale Guidelines (as the same may be modified and approved by the Bankruptcy Court), subject to compliance with the Sale Guidelines, the Approval Order, and all applicable federal, state, and local laws, regulations and ordinances, including, without limitation, all laws and regulations relating to advertising, privacy, consumer protection, occupational health and safety and the environment, together with all applicable statutes, rules, regulations and

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orders of, and applicable restrictions imposed by, governmental authorities (collectively, the “Applicable General Laws”), other than all applicable laws, rules and regulations in respect of “going out of business”, “store closing” or similar-themed sales and permitting (collectively, the “Liquidation Sale Laws”);

(xxiv)	Agent is authorized to conduct the GOB Sale notwithstanding any Liquidation Sale Laws;
(xxv)
so long as the GOB Sale is conducted in accordance with the Sale Guidelines and the Approval Order and in a safe and professional manner, Purchaser shall be deemed to be in compliance with any Applicable General Laws;

(xxvi)	Agent is granted a limited license and right to use all Intellectual Property for purposes of conducting the GOB Sale and otherwise marketing any or all of the Assets;
(xxvii)
unless otherwise ordered by the Bankruptcy Court, all newspapers and other advertising media in which the GOB Sale is advertised shall be directed to accept the Approval Order as binding and to allow the Parties to consummate the transactions provided for in this Agreement, including, without limitation, conducting and advertising the GOB Sale in the manner contemplated by this Agreement;

(xxviii)
unless otherwise ordered by the Bankruptcy Court, all utilities, landlords, creditors, and other interested parties and all persons acting for or on their behalf shall not interfere with or otherwise impede the conduct of the GOB Sale, or institute any action in any forum other than the Bankruptcy Court that in any way directly or indirectly interferes with or obstructs or impedes the conduct of the GOB Sale;

(xxix)	the Bankruptcy Court retains exclusive jurisdiction over the enforcement and interpretation of, and over and all matters arising from, this Agreement;
(xxx)	Merchant is directed to provide weekly reporting to Agent of all amounts expended for Expenses and pursuant to the Wind-Down Budget;
(xxxi)	Merchant shall make its books and records available to Purchaser at all times;
(xxxii)	Purchaser shall not be liable for any claims against Merchant except as expressly provided for in this Agreement;

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(xxxiii)	all payments made by Merchant from the Wind-Down Payment shall be made pursuant to, and solely in accordance with, the Wind-Down Budget;
(xxxiv)	Purchaser shall neither have nor incur any obligation to advance or fund any amounts to or for Merchant except as set forth in this Agreement and the Wind-Down Budget;
(xxxv)	any amendment to or other modification of the Wind-Down Budget shall only be effective upon approval by Purchaser in its sole discretion;
(xxxvi)	Agent is authorized to sell the Additional Agent Merchandise on the terms set forth herein, subject to the Sale Guidelines;
(xxxvii)	following the occurrence of the Closing, the Adversary Proceeding is deemed dismissed with prejudice;
(xxxviii)
following the occurrence of the Closing, neither the Debtor nor any other entity acting on its behalf or as its successor (including but not limited to the Committee and any chapter 7 or 11 trustee) may recover from the Notes Trustee or any holders of Second-Lien Notes any costs or expenses of preserving, or disposing of, any of the collateral securing Merchant’s obligations under the Indenture and the Second-Lien Notes pursuant to section 506(c) of the Bankruptcy Code;

(xxxix)	Purchaser and its designees are granted derivative standing to pursue the Avoidance Actions (subject to section 11.2(f) below) and Other Causes of Action in the name of and/or on behalf of Merchant;
(xl)
in the event any of the provisions of the Approval Order are modified, amended or vacated by a subsequent order of the Bankruptcy Court or any other court, Purchaser shall be entitled to the protections provided in Bankruptcy Code sections 363(m) and 364(e) and, no such appeal, modification, amendment or vacatur shall affect the validity and enforceability of the GOB Sale or the liens or priority authorized or created under this Agreement or the Approval Order;

(xli)	neither Purchaser nor any entity comprising Purchaser is or shall be a mere continuation of Merchant or otherwise subject to successor liability in connection with any of the Assets;
(xlii)
upon receipt by the DIP Administrative Agent (as defined in the Final DIP Order) and certain other persons as directed in the Payoff Letter (as defined below) of the DIP Payoff (as defined below) pursuant to Section 3.1(a) of this Agreement, all ongoing commitments under the DIP Credit Agreement (as defined in the Final DIP Order) shall be canceled and terminated;

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(xliii)
to the extent Purchaser has not designated the purchaser or other assignee of any Assets (the “Residual Assets”) as of December 31, 2018 (as may be extended by written agreement of the Parties, the “Designation Rights Termination Date”), (1) ownership of all cash (on hand, in the bank, in transit, or otherwise), credit card processing float, accounts receivable, notes receivable, credit card receivables, other receivables, deposits, security deposits, proceeds of retail sales in all of the Debtors’ retail store locations, rights to refunds, other rights to payment, and Intellectual Property comprising Residual Assets shall vest in Purchaser or its nominee and (2) ownership of all other Residual Assets shall revert to the Debtors’ estates, each on the Designation Rights Termination Date; and

(xliv)
this Agreement, the Approval Order, and all provisions hereof and thereof are binding on any successor to Merchant, including but not limited to any chapter 7 or chapter 11 trustee, and subject to Agent’s obligation to pay Expenses and fund the Wind-Down Payment, any such successor shall continue to hold all Assets and Proceeds strictly in trust for the benefit of Purchaser.

Section 3.  Consideration to Merchant and Agent.
3.1            Purchase Price.  The aggregate consideration being provided to Merchant in exchange for Purchaser’s rights and Merchant’s obligations under this Agreement is as follows (collectively, the “Purchase Price), which shall be allocated among the Assets in accordance with Purchaser’s bid letter dated April 4, 2018:
(a)            Cash Purchase Price.  At the Closing and subject to the receipt of a payoff letter (the “Payoff Letter”) in form and substance satisfactory to the DIP Administrative Agent, Agent shall (i) pay to the DIP Administrative Agent, for the benefit of the DIP Lenders, and certain other persons as directed in the Payoff Letter, the amount in cash (the “DIP Payoff”) necessary to (1) indefeasibly pay the Pay-Off Amount (plus any Per Diem Interest) (as each such term is defined in the Payoff Letter), which amount shall include all DIP Obligations, including, without limitation, all outstanding principal, accrued interest, fees (including, without limitation, the outstanding Pre-Petition Tranche A Prepayment Premium and the Pre-Petition Specified Tranche A-1 Prepayment Premium (as each such term is defined in the DIP Credit Agreement)), costs and expenses (including, without limitation, all attorneys’ fees, costs and expenses), (2) cash collateralize outstanding letters of credit in accordance with the DIP Credit Agreement, and (3) fund the DIP Indemnity Account in accordance with Paragraph 36 of the Final DIP Order, (ii) fund the Carve Out Account in the amount of $15,800,000 in accordance with the last two sentences of Paragraph 39(c) of the Final DIP Order to be held in escrow in the trust account of Young Conaway Stargatt & Taylor LLP, all as set forth in the Payoff Letter, and (iii) pay $3,000,000 to Merchant to provide liquidity for outstanding checks.  Together, items (i), (ii), and (iii) are the “Cash Purchase Price.”  The Payoff Letter shall contain a release from each of the Merchant, the Agent and the Prepetition Second Lien Parties in favor of the DIP Lenders.  Each capitalized term used but not defined in this Section 3.1(a) shall have the meaning set forth in the Final DIP Order.

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(b)            Credit Bid.  At the Closing, pursuant to the Credit Bid and as provided in the Approval Order, $125,000,000 of Notes Claims shall be deemed offset and exchanged for Purchaser’s rights and Merchant’s obligations under this Agreement.
(c)            Wind-Down Funding.  Subject to the occurrence of the Closing, in addition to the Cash Purchase Price and the Credit Bid, Agent shall pay cash from the Proceeds of the Assets (or, solely to the extent the Proceeds are not available, funds provided by Agent) to Merchant from time to time after the Closing (the “Wind-Down Payment”), in the amount of $93,800,000 (the “Wind-Down Cap”) for the purpose of paying certain administrative expenses of Merchant’s bankruptcy estate as set forth in the Wind-Down Budget (as defined below).  Payments from the Wind-Down Payment for Wind-Down Services are subject to and to be used solely as set forth in the budget and schedule attached as Exhibit 3.1(c) hereto (as may be amended from time to time by agreement of the Parties, subject to approval by Purchaser in its sole discretion and, solely with respect to compensation of the Committee’s professionals, 503(b)(9) Claims, and Stub Rent Claims (each as defined below), subject to approval by the Committee, the “Wind-Down Budget”).  Merchant shall provide Purchaser with a register of all checks and ACH/wire transfers Merchant intends to issue pursuant to the Wind-Down Budget at least one business day before issuance, which register shall identify the payees, amounts, and expense categories of such payments.  If so requested by Purchaser, Merchant shall, to the extent commercially feasible, (i) establish separate bank accounts for specific categories of expenses identified in the Wind-Down Budget (the “Wind-Down Accounts”), (ii) deposit the portions of the Wind-Down Payment allocable to categories for which Wind-Down Accounts have been established into such accounts, and (iii) not pay from any Wind-Down Account any amounts other than the administrative expenses reflected in the Wind-Down Budget for the applicable category.  Any portion of the Wind-Down Payment that has not been expended by Merchant as of the Designation Rights Termination Date shall revert and be returned to Purchaser upon the dismissal or conversion of Merchant’s chapter 11 bankruptcy cases or the effective date of a plan of liquidation of Merchant.  Any costs incurred by Merchant in connection with providing the Wind-Down Services (as defined below) shall be subject to the Wind-Down Budget and subject to the Wind-Down Cap and Merchant shall have no obligation to provide such Wind-Down Services unless the cost to do so is included in the Wind-Down Budget or provided for as an Expense.
(d)            Wind-Down / Expense Advance.  As necessary from time to time on or before April 28, 2018, Agent shall advance (including through retention of Proceeds by Merchant) to Merchant the aggregate sum of $50,000,000 (the “Wind-Down / Expense Advance”) solely for payment of (i) Expenses (as defined below) and (ii) administrative expenses reflected in the Wind-Down Budget, as and when due.  Any payment from the Wind-Down / Expense Advance (a) of expenses reflected in the Wind-Down Budget shall be credited against the Wind-Down Payment and (b) of Expenses shall constitute a payment of Expenses by Agent.  The Wind-Down / Expense Advance shall, to the extent commercially feasible, be held in a segregated account and shall not be used for payment of any amounts other than as set forth in this paragraph 3.1(d).
(e)            Expenses.  After the Closing, Agent shall be responsible for the payment of all Expenses pursuant to Section 4.1 below.
(f)            Assumption of Certain Claims.

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(i)            Upon the occurrence of the Closing, Agent shall assume the obligation to pay (a) $2,000,000 (the “503(b)(9) Cap”) on account of claims against Merchant under section 503(b)(9) of the Bankruptcy Code (“503(b)(9) Claims”) and (b) $8,000,000 (the “Stub Rent Cap”) on account of claims against Merchant on account of stub rent (“Stub Rent”).  An amount equal to the sum of the 503(b)(9) Cap and the Stub Rent Cap shall be placed into a segregated account established by Agent to be held in trust for the benefit of holders of 503(b)(9) Claims and Stub Rent Claims.  To the extent the sum of all allowed Stub Rent Claims or 503(b)(9) Claims, as the case may be, exceeds the Stub Rent Cap or the 503(b)(9) Cap, as applicable, such claims shall be paid pro rata up to, and subject to, the Stub Rent Cap or the 503(b)(9) Cap, as applicable.  All payments by Agent on account of Stub Rent Claims and 503(b)(9) Claims shall be paid directly to the applicable claimants and shall be credited against the Wind-Down Payment.
(ii)            Within ten days after entry of the Approval Order, Merchant shall file and serve upon each known trade creditor and landlord identified in Merchant’s books and records as holding a 503(b)(9) Claim and/or a Stub Rent Claim a notice identifying such entity’s respective 503(b)(9) Claim or Stub Rent Claim (the “Creditor Notice”).  Each recipient of a Creditor Notice shall have twenty days to file with the Bankruptcy Court and serve upon Merchant, Purchaser, and the Committee a response to such Creditor Notice identifying with specificity any dispute regarding such entity’s 503(b)(9) Claim and/or Stub Rent Claim.  If no response is timely filed by a recipient of a Creditor Notice, the amount and priority of the 503(b)(9) Claim and/or Stub Rent Claim identified on such Creditor Notice shall be binding and conclusive upon the holder thereof, and such holder shall thereafter be barred from objecting to such amount and priority.  If a recipient of a Creditor Notice timely files a response thereto, Merchant and Agent, in consultation with the Committee, shall use best efforts to resolve the dispute asserted therein, provided that disputes that cannot be resolved within ten days shall be resolved by the Bankruptcy Court at the next scheduled omnibus hearing thereafter.  The actual out-of-pocket costs of preparing, filing, and serving the Creditor Notice shall be paid by Agent as an Expense.  Within sixty days after the entry of the Approval Order, Merchant shall provide Agent with a reconciliation of all of the allowed 503(b)(9) Claims and allowed Stub Rent Claims.  Purchaser shall have no obligation to investigate, assess, object to, or contest the merits of any 503(b)(9) Claims or Stub Rent Claims and is entitled to rely on the amounts included on such reconciliation.
(iii)            This paragraph 3.1(f) shall survive termination of this Agreement for any reason.
3.2            Consideration to Purchaser.
(a)            Proceeds.  Upon the payment of the Cash Purchase Price but subject to Agent’s obligations to pay the Expenses and the Wind-Down Payment, all Proceeds shall be the exclusive property of Purchaser, subject to further distribution among the entities comprising Purchaser pursuant to any agreements between the entities comprising Purchaser and the Second Lien Noteholders.
(b)            Assets and Proceeds Held in Trust.  Subject to Section 3.2(a), Merchant shall hold all of the Assets in trust for the benefit of Purchaser.  Subject to Section 3.2(a), any

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Proceeds received by, or otherwise in the possession of, Merchant at any time shall be segregated and held strictly in trust for the benefit of Purchaser, shall not be commingled with Merchant’s own assets, shall not become property of Merchant’s bankruptcy estate, and shall be paid over to Purchaser immediately.  For the avoidance of doubt, the costs associated with maintaining the Assets available for sale pursuant to this Agreement shall be borne by Purchaser either as Expenses (as defined below) or through the Wind-Down Payment.
(c)            Merchant and Purchaser further agree that if at any time, Merchant holds any amounts due to Purchaser under this Agreement, Merchant may, in its discretion, offset such amounts being held by Merchant against any undisputed amounts due and owing by, or required to be paid by, Purchaser or Agent hereunder.
(d)            Remaining Merchandise.  To the extent that there is Merchandise remaining at the Sale Termination Date (the “Remaining Merchandise”), such Remaining Merchandise shall be deemed automatically transferred to Agent free and clear of all liens, claims, and encumbrances.  Agent and its affiliates shall be authorized to sell or otherwise dispose of the Remaining Merchandise with all logos, brand names, and other Intellectual Property intact, and shall be authorized to advertise the sale of the Remaining Merchandise using the Intellectual Property.
3.3            Proceeds of GOB Sales.
(a)            Following the payment of the Cash Purchase Price but subject to Agent’s obligation to pay Expenses and fund the Wind-Down Payment, Agent may (but shall not be required to) establish its own accounts (including without limitation credit card accounts and systems), dedicated solely for the deposit of the Proceeds of the GOB Sales (the “GOB Sale Proceeds”) and the disbursement of amounts payable to Agent in connection with the GOB Sales (the “Agency Accounts”), and Merchant shall promptly, upon Agent’s reasonable request, execute and deliver all necessary documents to open and maintain the Agency Accounts; provided, however, Agent shall have the right, in its sole and absolute discretion, to continue to use Merchant’s Designated Deposit Accounts (as defined below) as the Agency Accounts in which case Merchant’s Designated Deposit Accounts shall be deemed to be Agency Accounts.  Agent shall exercise sole signatory authority and control with respect to the Agency Accounts.  The Agency Accounts shall be dedicated solely to the deposit of GOB Sale Proceeds and other amounts contemplated by this Agreement in connection with the GOB Sale and the distribution of amounts payable hereunder in connection with the GOB Sale.  Merchant shall not be responsible for, and Agent shall pay as an Expense hereunder, all bank fees and charges, including wire transfer charges, related to the GOB Sale and the Agency Accounts.  Upon Agent’s notice to Merchant of Agent’s designation of the Agency Accounts (other than Merchant’s Designated Deposit Accounts), all GOB Sale Proceeds (including credit card GOB Sale Proceeds) shall be deposited into the Agency Accounts.
(b)            Agent shall have the right to use Merchant’s credit card facilities, including Merchant’s credit card terminals and processor(s), credit card processor coding, Merchant’s identification number(s) and existing bank accounts for credit card transactions relating solely to the GOB Sale.  In the event that Agent elects to use Merchant’s credit card facilities, Merchant shall process credit card transactions on behalf of Agent and for Agent’s account, applying

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customary practices and procedures.  Without limiting the foregoing, Merchant shall cooperate with Agent to download data from all credit card terminals each day during the Sale Term to effect settlement with Merchant’s credit card processor(s), and shall take such other actions necessary to process credit card transactions on behalf of Agent under Merchant’s identification number(s).  At Agent’s request, Merchant shall cooperate with Agent to establish Merchant’s identification numbers under Agent’s name to enable Agent to process all such credit card GOB Sale Proceeds for Agent’s account.  Merchant shall not be responsible for, and Agent shall pay as an Expense hereunder, all credit card fees, charges, and chargebacks related to the GOB Sale, whether received during or after the Sale Term.  Agent shall not be responsible for, as an Expense or otherwise, any credit card fees, charges, or chargebacks relating to periods prior to the Closing.
(c)            Unless and until Agent establishes its own Agency Accounts (other than Merchant’s Designated Deposit Accounts), all GOB Sale Proceeds and other amounts contemplated by this Agreement (including credit card GOB Sale Proceeds), shall be collected by Merchant and deposited on a daily basis into depository accounts designated by, and owned and in the name of, Merchant for the Stores, which accounts shall be designated solely for the deposit of GOB Sale Proceeds and other amounts contemplated by this Agreement (including credit card GOB Sale Proceeds), and the disbursement of amounts payable to or by Agent hereunder (the “Designated Deposit Accounts”).  All funds in the Designated Deposit Accounts shall at all times be held in trust for the benefit of Purchaser, subject to Agent’s obligation to pay Expenses and fund the Wind-Down Payment.  The Designated Deposit Accounts shall be cash collateral accounts, with all cash, credit card payments, checks and similar items of payment, deposits and any other amounts in such accounts being GOB Sale Proceeds or other amounts contemplated hereunder, and Merchant hereby grants to Purchaser, subject to Agent’s obligation hereunder to fund the Wind-Down Payment and Expenses, a first priority senior security interest in each Designated Deposit Account and all funds on deposit in such accounts from and after the Closing.
(d)            Merchant shall take all actions necessary to designate Agent as an authorized signer on all Designated Deposit Accounts and to grant Agent the ability to initiate wire transfers from such Designated Deposit Accounts, provided that Purchaser’s interest in the Designated Deposit Accounts shall be subject to Agent’s obligation to pay Expenses and fund the Wind-Down Payment.
(e)            On each business day to the extent practicable, Merchant shall promptly pay to Agent by wire funds transfer all funds in the Designated Deposit Accounts (including, without limitation, GOB Sale Proceeds, GOB Sale Proceeds from credit card sales, and all other amounts) deposited into the Designated Deposit Accounts for the prior day(s), subject to Section 3.2(c) above.
Section 4.  Expenses.
4.1            Subject to and only upon entry of the Approval Order, in addition to and not subject to the Wind-Down Payment or Wind-Down Cap, Agent shall be unconditionally responsible for all “Expenses,” which shall be paid by Agent in accordance with Section 4.2

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below.  As used herein, “Expenses” shall mean the Store-level operating expenses that arise during the Sale Term, limited to the following:
(a)            actual payroll with respect to all Retained Employees used in connection with conducting the GOB Sale for actual days/hours worked at a Store during the Sale Term as well as payroll for any temporary labor engaged for the GOB Sale during the Sale Term;
(b)            any amounts payable by Merchant for benefits for Retained Employees (including FICA, unemployment taxes, workers’ compensation and healthcare insurance, but excluding Excluded Payroll Benefits) for Retained Employees used in the GOB Sale, in an amount not to exceed 23% of the base payroll for all Retained Employees (the “Payroll Benefits Cap”);
(c)            subject to Section 6.1, the actual Occupancy Expenses categorized on Exhibit 4.1(c) in all cases limited on a per Store, per diem basis not to exceed the respective aggregate monthly amounts shown on Exhibit 4.1(c);
(d)            Retention Bonuses for Retained Employees, as provided for in Section 9.4 below;
(e)            advertising and direct mailings relating to the GOB Sale, Store interior and exterior signage and banners, and sign-walkers, in each case relating to the GOB Sale, including the amounts set forth in section 15.1;
(f)            credit card fees, bank card fees, and chargebacks and credit/bank card discounts with respect to Merchandise sold in the GOB Sale;
(g)            bank service charges (for Store, corporate accounts, and Agency Accounts), check guarantee fees, and bad check expenses to the extent attributable to the GOB Sale;
(h)            costs for additional Supplies at the Stores necessary to conduct the GOB Sale as and to the extent requested by Agent;
(i)            all fees and charges required to comply with applicable laws in connection with the GOB Sale as and to the extent agreed to by Agent;
(j)            Store cash theft and other store cash shortfalls in the registers;
(k)            all actual costs and expenses associated with Agent’s on-site supervision of the Stores and Distribution Centers, including (but not limited to) any and all fees, wages, taxes, third party payroll costs and expenses, and deferred compensation of Agent’s field personnel, travel to, from or between the Stores and Distribution Centers, and out-of-pocket and commercially reasonable expenses relating thereto (including reasonable and documented corporate travel to monitor and manage the GOB Sale);
(l)            postage, courier and overnight mail charges requested by Agent to the extent relating to the GOB Sale;

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(m)            third party payroll processing expenses associated with the GOB Sale;
(n)            costs of transfers initiated by Agent of Merchandise and Additional Agent Merchandise between and among the Stores and Distribution Centers during the Sale Term, including delivery and freight costs, it being understood that Agent shall be responsible for coordinating such transfer of Merchandise;
(o)            retention payments for Merchant’s corporate employees in an amount not to exceed $300,000 in the aggregate, subject to agreement of Merchant and Purchaser in their respective discretion;
(p)            to the extent Agent elects to use Merchant’s e-commerce site and related sales platform (“E-Commerce Platform”), costs of operating the E-Commerce Platform equal to (i) actual expenses to operate the E-Commerce Platform in an amount equal to $300,000 per week (prorated for partial weeks), plus (ii) the actual costs of shipping Online Merchandise to customers who purchase such Online Merchandise through the E-Commerce Platform from the Sale Commencement Date through and including the date that is seven (7) days after Agent provides Merchant with notice of Agent’s intention to discontinue using the E-Commerce Platform as a sales platform to fulfill customer orders, plus (iii) actual marketing expenses related to the E-Commerce Platform specifically requested by Agent in writing (including by email) such as, but not limited to, paid search and external advertising; and
(q)            compensation of a consumer privacy ombudsman, if one is appointed by the United States Trustee, subject to approval of such compensation by the Bankruptcy Court.
Notwithstanding anything herein to the contrary, to the extent that any Expense category listed in section 4.1 is also included on Exhibit 4.1(c), Exhibit 4.1(c) shall control and such Expenses shall not be double counted.   There will be no double counting or payment of Expenses to the extent that Expenses appear or are contained in more than one Expense category.
As used herein, the following terms have the following respective meanings:
(i)            “Central Service Expenses” means costs and expenses for Merchant’s central administrative services necessary for the GOB Sale, including, but not limited to, internal payroll processing, MIS services, cash and inventory reconciliation, data processing and reporting, information technology updates, functionality, and maintenance, and accounting (collectively, “Central Services”).
(ii)             “Excluded Payroll Benefits” means (i) the following benefits arising, accruing or attributable to the period prior to, during, or after the Sale Term:  (w) vacation days or vacation pay, (x) sick days or sick leave or any other form of paid time off, (y) maternity leave or other leaves of absence and (z) ERISA coverage and similar contributions and/or (ii) any other benefits in excess of the Payroll Benefits Cap, including, without limitation, any payments due under the WARN Act.
(iii)            “Occupancy Expenses” means, with respect to the Stores, base rent, percentage rent, HVAC, utilities, CAM, storage costs, real estate and use taxes, Merchant’s association dues and expenses, utilities expenses, cash register maintenance, routine repairs,

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building maintenance, trash and snow removal, housekeeping and cleaning expenses, local and long-distance telephone and internet/wifi expenses, security (including, without limitation, security systems, courier and guard service, building alarm service and alarm service maintenance), and rental for furniture, fixtures and equipment.
(iv)            “Third Party” means, with reference to any Expenses to be paid to a Third Party, a party which is not affiliated with or related to Merchant.
(v)            Notwithstanding any other provision of this Agreement to the contrary, “Expenses” shall not include: (i) Excluded Payroll Benefits; (ii) Central Service Expenses, (iii) Occupancy Expenses or any occupancy-related expenses of any kind or nature in excess of the respective per Store occupancy-related amounts expressly provided for as an Expense under Section 4.1(c) above; (iv) any expenses of any kind relating to or arising from Merchant’s home office, and/or (v) any other costs, expenses or liabilities payable by Merchant not provided for herein, all of which shall be paid solely by Merchant (including from the Wind-Down Payment, to the extent provided in the Wind-Down Budget).
4.2            Payment of Expenses.
Subject to and only upon entry of the Approval Order, Agent shall be responsible for the payment of all Expenses out of Proceeds (or from Agent’s own accounts if and to the extent there are insufficient Proceeds).  All Expenses incurred during each week of the GOB Sale (i.e. Sunday through Saturday) shall be paid by Agent to or on behalf of Merchant, or paid by Merchant and thereafter reimbursed by Agent as provided for herein; provided, however, in the event that the actual amount of an Expense is unavailable on the date of the reconciliation (such as payroll), Merchant and Agent shall agree to an estimate of such amounts, which amounts will be reconciled once the actual amount of such Expense becomes available.  Agent and/or Merchant may review or audit the Expenses at any time.
4.3            Distribution Center Expenses
Agent shall be responsible for allocating and designating the shipment of Merchandise from Merchant’s Distribution Centers to the Stores.  All costs and expenses of operating the Distribution Centers, including, but not limited to, use and occupancy expenses, Distribution Center employee payroll and other obligations, and/or processing, transferring, consolidating, shipping, and/or delivering goods within or from the Distribution Centers (the “Distribution Center Expenses”), shall be borne by Agent as an Expense except to the extent provided for in the Wind-Down Budget.
Section 5.  Merchandise.
5.1            Merchandise Subject to This Agreement.
(a)            “Excluded Goods” means all (1) goods that are not owned by Merchant, including but not limited to goods that belong to sublessees, licensees, department lessees, or concessionaires of Merchant and (2) goods held by Merchant on memo, on consignment (except to the extent otherwise agreed by the applicable consignor), or as bailee.  Merchant shall be

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solely responsible for the disposition and/or abandonment of all Excluded Goods and all costs, expenses, and obligations associated therewith. Purchaser shall incur no cost, expense, or obligation in connection with any Excluded Goods.
(b)            “Merchandise” means all goods owned by Merchant for resale as of the occurrence of the Closing, other than Excluded Goods.
(c)            “On-line Merchandise” means all inventory that is both (i) designated for sale through the E-Commerce Platform as of the Sale Commencement Date and (ii) located in Merchant’s West Jefferson Distribution Center as of the Sale Commencement Date.
5.2            Distribution Center Allocation.  Allocation and designation of Merchandise located in the Distribution Centers to the Stores shall be in Agent’s sole discretion, subject to the Wind-Down Budget.
Section 6.  Sale Term.
6.1            Term.  Subject to satisfaction of the conditions precedent set forth in Section 10 hereof, the GOB Sale shall commence at each Store on a date determined by Agent in its sole discretion after the occurrence of the Closing (the “Sale Commencement Date”) and shall end at each Store no later than August 31, 2018 (the “Sale Termination Date”, and the period from the Sale Commencement Date to the Sale Termination Date as to each Store being the “Sale Term”), provided that the Sale Commencement Date shall occur no later than April 19, 2018.  Agent may, in its discretion, earlier terminate the GOB Sale on a Store-by-Store basis upon not less than seven (7) days’ prior written notice (a “Vacate Notice”) to Merchant (the “Vacate Date”), provided, that it being understood that Agent’s obligations to pay all Expenses, including Occupancy Expenses, for each Store subject to a Vacate Notice shall continue until the applicable Vacate Date, provided, however, that, with respect to Occupancy Expenses, Agent’s obligations to pay all Occupancy Expenses for each Store shall continue until the last day of the calendar month in which the Vacate Date occurs for such Store.
6.2            Vacating the Stores.  At the conclusion of the GOB Sale, Agent agrees to leave each Store in “broom clean” condition, ordinary wear and tear excepted, except for unsold items of Owned FF&E which may be abandoned by Agent in place in a neat and orderly manner pursuant to Section 7 below.  Agent shall vacate each Store on or before the Sale Termination Date as provided for herein, at which time Agent shall surrender and deliver the Store premises, and Store keys, to Merchant unless the applicable Lease is being conveyed pursuant to the Lease/Contract Designation Rights.  Agent’s obligations to pay all Expenses for the Stores shall continue as provided for in Section 6.1.
Section 7.  FF&E.
7.1            Abandonment of FF&E.  Agent shall be authorized to abandon any and all FF&E, whether owned or not by Merchant, in place without any cost or liability to Agent.  For the avoidance of doubt, Agent shall have no responsibility whatsoever with respect to FF&E that is not owned by Merchant, provided that nothing in this Section 7 shall limit Agent’s rights with

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respect to Owned FF&E under the Asset Designation Rights or with respect to leased FF&E under the Lease/Contract Designation Rights.
Section 8.  Conduct of the GOB Sale.
8.1            Rights of Agent.  Subject to entry of the Approval Order, in addition to any other rights granted to Agent elsewhere in this Agreement, Agent shall be permitted to conduct the GOB Sale as a “going out of business”, “store closing”, “sale on everything”, “everything must go”, or similar themed sale throughout the Sale Term without compliance with any Liquidation Sale Laws.  The Agent shall conduct the GOB Sale in the name of and on behalf of Merchant in a commercially reasonable manner and in compliance with the terms of this Agreement and subject to the Approval Order.  Agent shall conduct the GOB Sale in accordance with the sale guidelines attached hereto as Exhibit 8.1(the “Sale Guidelines”).  In addition to any other rights granted to Agent hereunder in conducting the GOB Sale the Agent, in the exercise of its reasonable discretion shall have the right:
(a)            to establish Sale prices and discounts and Store hours;
(b)            except as otherwise expressly included as an Expense, to use without charge during the Sale Term all FF&E, computer hardware and software, existing Supplies, intangible assets (including Merchant’s name, logo and tax identification numbers), Store keys, case keys, security codes and safe and lock combinations required to gain access to and operate the Stores, and any other assets of Merchant located at the Stores (whether owned, leased, or licensed);
(c)             (i) consistent with the Wind-Down Budget, to be provided by Merchant with central office facilities, central administrative services and personnel to process and perform Central Services and provide other central office services reasonably necessary for the GOB Sale; (ii) to use reasonably sized offices located at Merchant’s central office facility to effect the GOB Sale; and (iii) to use all customer lists, mailing lists, email lists, and web and social networking sites utilized by Merchant in connection with its business (to the extent such items can be segregated to the Stores and  solely in connection with the GOB Sale and pursuant to such reasonable restrictions requested by Merchant in order for Merchant to comply with its privacy policy and applicable laws governing the use and dissemination of confidential consumer personal data);
(d)            to establish and implement advertising, signage and promotion programs consistent with the “going out of business”, “store closing”, “sale on everything”, “everything must go”, or similar themed sale, including without limitation by means of media advertising, and similar interior and exterior signs and banners, and the use of sign walkers, each at Agent’s expense; and
(e)            to transfer Merchandise between and among the Stores and Distribution Centers at Agent’s expense.
8.2            Terms of Sales to Customers; Final/As Is Sales.  All sales of Merchandise will be “final sales” and “as is,” and appropriate signage and sales receipts will reflect the same.  Agent

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shall not warrant the Merchandise in any manner, but will, to the extent legally permissible, pass on all manufacturers’ warranties to customers.  All sales will be made only for cash or nationally recognized bank credit cards.   Upon entry of the Approval Order, Agent shall not accept or honor coupons during the Sale Term.  The Agent shall clearly mark all receipts for the Merchandise sold at the Stores during the Sale Term so as to distinguish such Merchandise from the goods sold prior to the Sale Commencement Date.  Unless otherwise agreed between Agent and the issuer of Merchant’s private-label credit cards (“PLCCs”), Agent shall not accept PLCCs as a form of payment during the Sale.
8.3            Sales Taxes.
(a)            During the Sale Term, all sales, excise, gross receipts and other taxes attributable to sales of Merchandise and Additional Agent Merchandise, as indicated on Merchant’s point of sale equipment (other than taxes on income) payable to any taxing authority having jurisdiction (collectively, “Sales Taxes”) shall be added to the sales price of Merchandise and Additional Agent Merchandise and collected by Agent, on Merchant’s behalf, at the time of sale.  All Sales Taxes shall be deposited into a segregated account designated by Merchant and Agent solely for the deposit of such Sales Taxes (the “Sales Taxes Account”).  Merchant shall prepare and file all applicable reports and documents required by the applicable taxing authorities, and Merchant shall promptly pay all Sales Taxes from the Sales Taxes Account.  Merchant will be given access to the computation of gross receipts for verification of all such tax collections.  Provided that Agent performs its responsibilities in accordance with this Section 8.3, Agent shall have no further obligation to Merchant, any taxing authority, or any other party, and Merchant shall indemnify and hold harmless Agent from and against any and all costs, including, but not limited to, reasonable attorneys’ fees, assessments, fines or penalties which Agent sustains or incurs as a result or consequence of the failure by Merchant to promptly pay such taxes to the proper taxing authorities and/or the failure by Merchant to promptly file with such taxing authorities all reports and other documents required by applicable law to be filed with or delivered to such taxing authorities.  If Agent fails to perform its responsibilities in accordance with this Section 8.3, and provided Merchant complies with its obligations hereunder, Agent shall indemnify and hold harmless Merchant from and against any and all costs, including, but not limited to, reasonable attorneys’ fees, assessments, fines or penalties which Merchant sustains or incurs as a result or consequence of the failure by Agent to collect Sales Taxes and/or the failure by Agent to promptly deliver any and all reports and other documents required to enable Merchant to file any requisite returns with such taxing authorities.
(b)            Without limiting the generality of Section 8.3(a) hereof, it is hereby agreed that, as Agent is conducting the GOB Sale solely as agent for Merchant, various payments that this Agreement contemplates that one party may make to the other party (including the payment by Agent of the Guaranteed Amount) do not represent the sale of tangible personal property and, accordingly, are not subject to Sales Taxes.
8.4            Supplies.  Agent shall have the right to use, without charge, all existing supplies located at the Stores, Distribution Centers and corporate office(s), including, without limitation, boxes, bags, paper, twine and similar sales materials (collectively, “Supplies”).  In the event that additional Supplies are required in any of the Stores during the GOB Sale, Merchant agrees to

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promptly provide the same to Agent, if available, for which Agent shall reimburse Merchant at Merchant’s cost therefor.
8.5            Returns of Merchandise.  Agent shall accept returns of goods sold by Merchant prior to the Closing for a period of ten days from and including the Sale Commencement Date.  Thereafter, Agent shall have no obligation to accept returns of goods sold by Merchant prior to the Closing.  Agent’s acceptance of returns shall not impact the Wind-Down Budget or the Wind-Down Cap.
8.6            Gift Certificates & Credits.  Agent shall accept Merchant’s gift certificates, gift cards, store credits, return credits, or similar merchandise credits issued by Merchant (collectively, “Gift Certificates”) for a period of ten days from and including the Sale Commencement Date.  Thereafter, Agent shall have no obligation to accept Gift Certificates.  Agent’s acceptance of Gift Certificates shall not impact the Wind-Down Budget or the Wind-Down Cap.
8.7            Right to Monitor.  Merchant shall have the right to monitor the GOB Sale and activities attendant thereto and to be present in the Stores during the hours when the Stores are open for business; provided that Merchant’s presence does not unreasonably disrupt the conduct of the Sale.  Merchant shall also have a right of access to the Stores at any time in the event of an emergency situation and shall promptly notify Agent of such emergency.
8.8            Sale Reconciliation.  On each Wednesday during the Sale Term, Agent and Merchant shall cooperate to reconcile Expenses, make payments/setoffs on account of the GOB Sale Proceeds and reconcile such other GOB Sale-related items as either party shall reasonably request, in each case for the prior week or partial week (i.e. Sunday through Saturday), all pursuant to procedures agreed upon by Merchant and Agent (the “Weekly Sale Reconciliation”).  Within thirty (30) days after the end of the Sale Term, or as soon as practicable thereafter, Agent and Merchant shall complete a final reconciliation of the Sale (the “Final Reconciliation”), the written results of which shall be certified by representatives of each of the Merchant and Purchaser as a final settlement of accounts between the Merchant and Purchaser with respect to the GOB Sale.  Within five (5) days after the completion of the Final Reconciliation and execution of a settlement letter including an appropriate mutual release for the benefit of Merchant and Purchaser, Agent shall pay to Merchant, or Merchant shall pay to Agent, as the case may be, any and all amounts due the other pursuant to the Final Reconciliation.  The Approval Order shall provide that the Final Reconciliation, once agreed to by Merchant and Purchaser, shall be automatically deemed approved pursuant to Bankruptcy Code section 105(a) and Rule 9019 of the Federal Rules of Bankruptcy Procedure without further order of the Bankruptcy Court or action by any party.  During the Sale Term, and thereafter until all of Merchant’s and Purchaser’s and Agent’s obligations under this Agreement have been satisfied, Merchant and Purchaser shall have reasonable access to Merchant’s and Purchaser’s records with respect to the GOB Sale (including, but not limited to Merchandise, GOB Sale Proceeds, and Expenses) to review and audit such records.

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8.9            Additional Agent Merchandise.
(a)            Agent shall be entitled to include in the Sale additional merchandise procured by Agent which is of like kind as, and no lesser quality to, the Merchandise located in the Stores (“Additional Agent Merchandise”).  Agent shall be responsible for payment of all costs associated with any Additional Agent Merchandise.  All proceeds of the sale of Additional Agent Merchandise shall remain the exclusive property of Agent.
(b)            The Additional Agent Merchandise shall be at all times subject to the control of Agent.  If requested by Agent, Merchant shall, at Agent’s expense, insure the Additional Agent Merchandise and, if required, promptly file any proofs of loss with regard to same with Merchant’s insurers.

(c)            Any transactions relating to the Additional Agent Merchandise are, and shall be construed as, a true consignment from Agent to Merchant.  Merchant acknowledges, and the Approval Order (as and when applicable) shall provide, that the Additional Agent Merchandise shall be consigned to Merchant as a true consignment under Article 9 of the Uniform Commercial Code in effect in the State of Delaware (the “UCC”). Agent is hereby, and shall be through the Approval Order, granted a first priority security interest in (i) the Additional Agent Merchandise and (ii) the Additional Agent Merchandise Proceeds, which security interest shall be deemed perfected pursuant to the Approval Order without the requirement of filing UCC financing statements or providing notifications to any prior secured parties (provided that Agent is hereby authorized to deliver any notices and file any financing statements and amendments thereof under the applicable UCC identifying Agent’s interest in the Additional Agent Merchandise and any proceeds from the sale thereof as consigned goods thereunder and Merchant as the consignee therefor, and Agent’s security interest in such Additional Agent Merchandise and Additional Agent Merchandise proceeds.

(d)            Agent shall provide signage in the Stores notifying customers that the Additional Agent Merchandise has been included in the Sale.
8.10            E-Commerce Platform.  Subject to the Wind-Down Budget and payment of Expenses, Agent shall use the E-Commerce Platform in connection with the GOB Sale to fulfill customer orders made during the GOB Sale Term and otherwise promote the GOB Sale (in Agent’s capacity as Agent hereunder), provided that Agent shall have the option, in its sole discretion, to terminate the use of the E-Commerce Platform at any time after four weeks of use.  During the use of the E-Commerce Platform, and consistent with the Wind-Down Budget (i) Merchant shall continue to provide for the operation and maintenance of the E-Commerce Platform, including information technology and E-Commerce Platform updates, and provide Agent with all assistance with respect to the functionality of the E-Commerce Platform, fulfillment of orders, and promotion of the GOB Sale and (ii) Agent shall pay as an Expense those amounts reflected in Section 4.1(p) through and including the date that is seven (7) days after Agent provides Merchant with notice of Agent’s intention to discontinue using the E-Commerce Platform as a sales platform to fulfill customer orders (the “LDOB Date”); provided, however, that, if Agent continues the Sale at the Stores after the LDOB Date, Merchant shall, as a Central Service and at no cost or expense to Agent (other than as provided in the Wind-Down Budget), maintain the E-Commerce Platform with limited functionality for the limited purposes

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of advertising and promoting the Sale at the Stores, periodically updating such advertising and promotions, and maintaining and updating the Store locator function at no cost or expense to Agent.  With respect to the E-Commerce Platform, (i) Agent shall be authorized to sell Additional Agent Goods through the E-Commerce Platform and (ii) the Parties may implement such other processes, procedures, and agreements as may be necessary or appropriate for the efficient and continued operation of the E-Commerce Platform.  In the event Agent elects to discontinue using the E-Commerce Platform as a sales platform to fulfill customer orders, Merchant agrees that neither Merchant nor any other person or entity shall complete any sale of goods for Merchant’s or any other person’s or entity’s account utilizing the E-Commerce Platform during the GOB Sale Term, Merchant shall otherwise comply with Merchant’s obligations under this Agreement in respect of the E-Commerce Platform, and Merchant shall, as a Central Service and at no cost or expense to Agent (other than as provided in the Wind-Down Budget), maintain the E-Commerce Platform with limited functionality for the limited purposes of advertising and promoting the GOB Sale at the Stores, periodically updating such advertising and promotions, and maintaining and updating the Store locator function.  As part of the Allocation Schedule, Merchant and Agent shall mutually agree upon an allocation of certain On-line Merchandise to be promptly delivered to the Stores and not sold through the E-Commerce Platform (the “Designated On-line Merchandise”).  In the event Agent ceases using the E-Commerce Platform as a sales platform prior to the Sale Termination Date, Merchant shall be responsible for processing and ticketing all Merchandise not sold through the E-Commerce Platform for sale in the Stores and delivering any remaining On-line Merchandise (the “Remaining On-line Merchandise”) to the Stores according to a mutually agreed upon allocation schedule.
Section 9.  Employee Matters.
9.1            Merchant’s Employees.  Subject to the Wind-Down Budget and payment of Expenses, Agent may use Merchant’s employees in the conduct of the Sale to the extent Agent deems necessary for the Sale, and Agent may select and schedule the number and type of Merchant’s employees required for the Sale.  Agent shall identify any such employees to be used in connection with the Sale (each such employee, a “Retained Employee”).  Notwithstanding the foregoing, Merchant’s employees shall at all times remain employees of Merchant.  Agent’s selection and scheduling of Merchant’s employees shall at all times comply with all applicable laws and regulations.  Merchant and Agent agree that, except to the extent that wages and benefits of Retained Employees constitute Expenses hereunder, nothing contained in this Agreement and none of Agent’s actions taken in respect of the Sale shall be deemed to constitute an assumption by Agent of any of Merchant’s obligations relating to any of Merchant’s employees including, without limitation, Excluded Payroll Benefits, Worker Adjustment Retraining Notification Act (“WARN Act”) claims and other termination type claims and obligations, or any other amounts required to be paid by statute or law; nor shall Agent become liable under any employment agreement, collective bargaining agreement, or be deemed a joint or successor employer with respect to such employees.  For the avoidance of doubt, Merchant shall be responsible for providing any required notice under the WARN Act with respect to its employees and otherwise comply with the WARN Act with respect to any “plant closing” or “mass layoff’ (as defined in the WARN Act) or group termination or similar event affecting the employees, whether before or after the date of this Agreement.  Merchant shall not, without the prior consent of Agent, raise the salary or wages or increase the benefits for, or pay any bonuses

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or other extraordinary payments to, any Store or Distribution Center employees prior to the Sale Termination Date.  Merchant shall not transfer any employee in anticipation of the Sale nor any Retained Employee during the Sale Term, in each case without Agent’s prior consent.  To the extent reasonably requested by Agent, and at Agent’s expense, Merchant shall use commercially reasonable efforts to hire additional temporary employees to facilitate the GOB Sale, which employees shall constitute Retained Employees for purposes of this Agreement.
9.2            Termination of Employees.  Agent may in its discretion stop using any Retained Employee at any time during the Sale, subject to the conditions provided for herein.  In the event that Agent desires to cease using any Retained Employee, Agent shall notify Merchant at least seven (7) days prior thereto; provided, however, that, in the event that Agent determines to cease using an employee “for cause” (such as dishonesty, fraud or breach of employee duties), the seven (7) day notice period shall not apply; provided, further, however, that Agent shall immediately notify Merchant of the basis for such “cause.”  From and after the date of this Agreement and until the Sale Termination Date, Merchant shall not transfer or dismiss employees of the Stores or Distribution Centers except “for cause” without Agent’s prior consent.  Notwithstanding the foregoing, Agent shall not have the right to terminate the actual employment of any employee, but rather may only cease using such employee in the Sale and paying any Expenses with respect to such employee (and all decisions relating to the termination or non-termination of such employees shall at all times rest solely with Merchant).
9.3            Payroll Matters.  During the Sale Term, Merchant shall process the payroll for all Retained Employees and any former employees and temporary labor engaged for the Sale.  Each Wednesday (or such other date as may be reasonably requested by Merchant to permit the funding of the payroll accounts before such payroll is due and payable) during the Sale Term, Agent shall transfer to Merchant’s payroll accounts an amount equal to the base payroll for Retained Employees plus related payroll taxes, workers’ compensation and benefits for such week, to the extent such amount constitutes Expenses hereunder.
9.4            Employee Retention Bonuses.  Subject to approval by the Bankruptcy Court, Agent may pay, as an Expense, retention bonuses and/or severance pay (“Retention Bonuses”) (which bonuses shall be inclusive of payroll taxes, but as to which no benefits shall be payable), up to a maximum of $7,400,000 in the aggregate, to such Retained Employees who do not voluntarily leave employment, are not otherwise entitled to receive severance pay, and are not terminated “for cause,” as Agent may determine in its discretion.  Subject to approval by the Bankruptcy Court, the amount of such Retention Bonuses shall be in an amount to be determined by Agent, in its discretion, and shall be payable within thirty (30) days after the Sale Termination Date, and shall be processed through Merchant’s payroll system.
Section 10.  Conditions Precedent and Subsequent.
(a)            The willingness of Purchaser to enter into the transactions contemplated under this Agreement, and the occurrence of the Closing, are directly conditioned upon the satisfaction of the following conditions at the time or during the time periods indicated, unless specifically waived in writing by Purchaser in its sole discretion:

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(i)            Entry of the Approval Order shall have occurred no later than April 18, 2018;
(ii)          All representations and warranties of Merchant hereunder shall be true and correct in all material respects as of the Closing, and Merchant shall have in all material respects performed the obligations and complied with the covenants required by this Agreement to be performed or complied with by it prior to the Closing; and
(iii)         All of the Parties shall have executed this Agreement.
(b)            The willingness of Merchant to enter into the transactions contemplated under this Agreement, and the occurrence of the Closing, are directly conditioned upon the satisfaction of the following conditions at the time or during the time periods indicated, unless specifically waived in writing by Merchant:
(i)            The Bankruptcy Court shall have entered the Approval Order no later than April 18, 2018;
(ii)          All representations and warranties of Purchaser hereunder shall be true and correct in all material respects as of the Closing, and Purchaser shall have in all material respects performed the obligations and complied with the covenants required by this Agreement to be performed or complied with by it prior to the Closing; and
(iii)         All of the Parties shall have executed this Agreement.
Section 11.  Representations, Warranties and Covenants.
11.1            Merchant’s Representations, Warranties and Covenants.  Merchant hereby represents, warrants and covenants in favor of Purchaser as follows:
(a)            As of the date of this Agreement and at the Closing, Merchant (i) is duly organized, validly existing and in good standing under the laws of State of Delaware; (ii) has all requisite corporate power and authority to own, lease and operate the Assets and to carry on its business as presently conducted; (iii) is, and during the Sale Term will continue to be, duly authorized and qualified to do business and in good standing in each jurisdiction where the nature of its business or properties requires such qualification, including all jurisdictions in which the Stores are located, except, in each case, to the extent that the failure to be in good standing or so qualified could not reasonably be expected to have a material adverse effect on the ability of Merchant to execute and deliver this Agreement and perform fully its obligations hereunder; and (iv) has paid when due, and until the sale or other disposition of all of the Assets, will continue to pay when due, all United States Trustee fees.
(b)            Subject only to entry of the Approval Order, Merchant, as of the date of this Agreement and at the Closing, has the right, power and authority to execute and deliver this Agreement and each other document and agreement contemplated hereby (collectively, together with this Agreement, the “Agency Documents”) and to perform fully its obligations thereunder.  Merchant has taken all necessary actions required to authorize the execution, delivery and performance of the Agency Documents, and no further consent or approval is required for

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Merchant to enter into and deliver the Agency Documents, to perform its obligations thereunder and to consummate the Sale, except for any such consent the failure of which to be obtained could not reasonably be expected to prevent or materially delay or impair the ability of Merchant to execute and deliver this Agreement and perform fully its obligations hereunder.  Each of the Agency Documents has been duly executed and delivered by Merchant and, upon the due authorization, counter-execution, and delivery of this Agreement by Purchaser, constitutes the legal, valid and binding obligation of Merchant enforceable in accordance with its terms.
(c)            The Cash Purchase Price determined pursuant to Section 3.1(a) above shall not exceed $574,831,000 as of April 19, 2018.
(d)            Merchant, as of the date of this Agreement and at the Closing, owns good and marketable title to all of the Assets, free and clear of all security interests, liens, claims and encumbrances of any nature other than the security interests securing the DIP Obligations (as defined in the Final DIP Order) and the Second-Lien Notes.  Merchant shall not create, incur, assume or suffer to exist any security interest, lien or other charge or encumbrance upon or with respect to any of the Assets.  From and after the Closing, subject to the Wind-Down Budget, Merchant shall perform such tasks and services as are necessary to maintain all of the Assets in salable condition, to preserve the Assets and the economic value thereof, and to maintain good, clear, and marketable title to all of the Assets at all times until all Assets have been sold or otherwise disposed of, and such tasks and services as Purchaser may otherwise reasonably request in connection with the Assets, including but not limited to paying all ad valorem taxes and utilities when due, performing all routine maintenance, cooperating with Purchaser to obtain the refund of all deposits and security deposits, and renewing all necessary licenses and registrations (collectively, all of the foregoing are the “Wind-Down Services”).
(e)            Merchant has maintained its pricing files in the ordinary course of business, and prices charged to the public for goods are the same in all material respects as set forth in such pricing files for the periods indicated therein, all pricing files and records are true and accurate in all material respects as to the actual cost to Merchant for purchasing the goods referred to therein and as to the selling price to the public for such goods without consideration of any point of sale discounts, as of the dates and for the periods indicated therein.  Merchant represents that (i) the ticketed prices of all items of Merchandise do not and shall not include any Sales Taxes and (ii) all registers located at the Stores are programmed to correctly compute all Sales Taxes required to be paid by the customer under applicable law, as such calculations have been identified to Merchant by its retained service provider.
(f)            Through the Sale Commencement Date, Merchant has ticketed or marked, and shall continue to ticket or mark, all items of inventory received at the Stores in a manner consistent with similar Merchandise located at the Stores, and in accordance with Merchant’s ordinary course past practices and policies relative to pricing and marking inventory.
(g)            Since March 1, 2018, Merchant has not, and through the Sale Commencement Date Merchant shall not, purchase for or transfer to or from the Stores any merchandise or goods outside the ordinary course.

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(h)            To Merchant’s knowledge after reasonable inquiry, all Merchandise is in compliance with all applicable federal, state and local product safety laws, rules and standards.  Merchant shall provide Agent with its historic policies and practices, if any, regarding product recalls prior to the Sale Commencement Date.
(i)            Subject to the Wind-Down Budget, Merchant shall, throughout the Sale Term, maintain in good working order, condition, and repair all cash registers, heating systems, air conditioning systems, elevators, escalators and all other mechanical devices necessary or appropriate for the conduct of the Sale at the Stores.  Except as otherwise restricted by the Bankruptcy Code upon filing of the Bankruptcy Case or the Wind-Down Budget, and absent a bona fide dispute, throughout the Sale Term, Merchant shall remain current on all expenses and payables necessary or appropriate for the conduct of the GOB Sale.
(j)            Subject the Wind-Down Budget, payment of Expenses by Agent, and approval by the Bankruptcy Court, Merchant has paid, and will continue to pay throughout the Sale Term, all self-insured or Merchant-funded employee benefit programs for Store employees, including health and medical benefits and insurance and all proper claims made or to be made in accordance with such programs.
(k)            Since March 1, 2018, Merchant has not taken, and shall not throughout the Sale Term take, any actions with the intent of increasing the Expenses of the Sale, including without limitation increasing salaries or other amounts payable to employees; except to the extent an employee was due an annual raise in the ordinary course.
(l)            Prior to the execution of this Agreement, Merchant has provided Agent reasonable access to all pricing and cost files, computer hardware, software and data files, inter-Stores transfer logs, markdown schedules, invoices, style runs and all other documents relative to the price, mix and quantities of inventory located at the Stores and the Distribution Centers or on order or in transit.
(m)            To Merchant’s knowledge after reasonable inquiry, all documents, information and supplements provided by Merchant to Agent in connection with Agent’s due diligence and the negotiation of this Agreement were true and accurate in all material respects at the time provided.
(n)            Other than filing the Bankruptcy Case, no action, arbitration, suit, notice, or legal, administrative or other proceeding before any court or governmental body has been instituted by or against Merchant, or has been settled or resolved, or to Merchant’s knowledge, is threatened against or affects Merchant, relative to Merchant’s business or properties, or which questions the validity of this Agreement, or that if adversely determined, would adversely affect the conduct of the Sale.
The representations set forth in Sections 11.1(e), (f), (g), and (h) shall not survive the Closing.
11.2            Purchaser’s Representations, Warranties and Covenants.  Purchaser hereby represents, warrants and covenants in favor of Merchant as follows:

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(a)            Each member comprising Purchaser: (i) is duly and validly existing and in good standing under the laws of the State of its organization; (ii) has all requisite power and authority to carry on its business as presently conducted and to consummate the transactions contemplated hereby; (iii) is duly authorized and qualified to do business and in good standing in each jurisdiction where the nature of its business or properties requires such qualification, including, in the case of the entities comprising Agent, all jurisdictions in which the Stores are located, except, in each case, to the extent that the failure to be in good standing or so qualified could not reasonably be expected to have a material adverse effect on the ability of such member to execute and deliver this Agreement and perform fully its obligations hereunder.
(b)            To the extent permitted and authorized under the Indenture, (i) each member comprising Purchaser has the right, power and authority to execute and deliver each of the Agency Documents to which it is a party and to perform fully its obligations thereunder; (ii) each member comprising Purchaser has taken all necessary actions required to authorize the execution, delivery and performance of the Agency Documents, and no further consent or approval is required on the part of such member for such member to enter into and deliver the Agency Documents, to perform its obligations thereunder and to consummate the transactions contemplated thereby, and (iii) each of the Agency Documents has been duly executed and delivered by the members of Purchaser party thereto and, assuming the due authorization, execution, and delivery of this Agreement by Merchant, constitutes the legal, valid and binding obligation of such member enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting the rights of creditors generally and by general principles of equity.  No court order or decree of any federal, state or local governmental authority or regulatory body is in effect that would prevent or impair, or is required for, Purchaser’s consummation of the transactions contemplated by this Agreement, and no consent of any third party which has not been obtained is required therefor, other than as provided herein.  No contract or other agreement to which Purchaser is a party or by which Purchaser is otherwise bound will prevent or impair the consummation of the transactions contemplated by this Agreement.
(c)            No action, arbitration, suit, notice or legal administrative or other proceeding before any court or governmental body has been instituted by or against Purchaser, or has been settled or resolved or, to Purchaser’s knowledge, has been threatened against or affects Purchaser, which questions the validity of this Agreement or any action taken or to be taken by Purchaser in connection with this Agreement or which, if adversely determined, would have a material adverse effect upon Purchaser’s ability to perform its obligations under this Agreement.
(d)            The GOB Sale shall be conducted in compliance with all applicable state and local laws, rules and regulations and Merchant’s leases and other agreements, except as otherwise provided for in the Sale Guidelines and Approval Order.
(e)            Absent prior consent by Merchant, Purchaser will not cause any non-emergency repairs or maintenance (emergency repairs are repairs necessary to preserve the security of a Store premise or to ensure customer safety) to be conducted at the Stores.
(f)            Purchaser shall not prosecute, or otherwise use offensively or defensively, Avoidance Actions against any of Merchant’s (1) non-insider trade vendors or landlords,

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(2) employees and officers with respect to retention payments received pursuant to Retention Agreements in 2017, or (3) directors with respect to directors’ fees received, and such Avoidance Actions shall be released as of the Closing.  This paragraph 11.2(f) shall survive any termination of this Agreement for any reason.
Section 12.  Insurance.
12.1            Merchant’s Liability Insurance.  Until the Designation Rights Termination Date or as otherwise directed by Purchaser or set forth in this Agreement, Merchant shall continue to maintain, subject to the Wind-Down Budget and the Wind-Down Cap, in such amounts as it currently has in effect, all of its liability insurance policies, including but not limited to commercial general liability, products liability, comprehensive public liability, auto liability and umbrella liability insurance, covering injuries to persons and property in, or in connection with, the Assets and/or Merchant’s operation of its business and the Store and Distribution Centers; and Merchant shall cause Purchaser to be named as an additional named insured (as its interest may appear) with respect to all such policies.  Merchant shall deliver to Purchaser certificates evidencing such insurance setting forth the duration thereof and naming Purchaser as an additional named insured, in form reasonably satisfactory to Purchaser.  All such policies shall require at least thirty (30) days’ prior notice to Purchaser of cancellation, non-renewal or material change.  In the event of a claim under any such policies, Merchant shall be responsible for the payment of all deductibles, retentions or self-insured amounts thereunder (which may be reimbursed as an Expense and/or pursuant to the Wind-Down Payment, subject to the Wind-Down Budget and the Wind-Down Cap), unless it is determined that liability arose by reason of the willful misconduct or grossly negligent acts or omissions of Purchaser, or Purchaser’s employees, independent contractors or agents.  Merchant shall not make any change in the amount of any deductibles or self-insurance amounts on or after the date of this Agreement without Purchaser’s prior written consent.
12.2            Merchant’s Casualty Insurance.  Until the Designation Rights Termination Date or as otherwise directed by Purchaser or set forth in this Agreement, Merchant shall continue to maintain, subject to the Wind-Down Budget and the Wind-Down Cap, all of its presently existing property casualty coverage related to the Assets (including but not limited to fire, flood, wind, hail, natural disaster, theft, and extended coverage casualty insurance) until the sale or other disposition of all Assets covered by such policies.  From and after the date of this Agreement, all such policies will also name Purchaser as an additional named insured or loss payee, as applicable (as its interest may appear).  In the event of a loss to the Assets on or after the date of this Agreement, all proceeds of such insurance shall constitute Proceeds hereunder.  Merchant shall deliver to Purchaser certificates evidencing such insurance, setting forth the duration thereof and naming Purchaser as an additional insured or loss payee, as applicable, in form and substance reasonably satisfactory to Purchaser.  All such policies shall require at least thirty (30) days’ prior notice to Purchaser of cancellation, non-renewal or material change.  Merchant shall not make any change in the amount of any deductibles or self-insurance amounts on or after the date of this Agreement without Purchaser’s prior written consent.  Upon the sale, conveyance, or other disposition of any Asset specifically identified in any of Merchant’s casualty insurance policies, Merchant, if reasonably requested by Purchaser, shall cancel the casualty coverage specifically applicable to such Asset.

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12.3            Agent’s Insurance.  Agent shall maintain, at Agent’s cost (as an Expense) and in such amounts as Agent currently has in effect, commercial general liability policies covering injuries to persons and property in or in connection with Agent’s agency at the Stores and shall cause Merchant to be named as an additional insured with respect to such policies.  Agent shall deliver to Merchant certificates evidencing such insurance policies setting forth the duration thereof and naming Merchant as an additional insured, in form and substance reasonably satisfactory to Merchant.  In the event of a claim under any such policies, Agent shall be responsible for the payment of all deductibles, retentions or self-insured amounts thereunder, unless it is determined that liability arose by reason of the willful misconduct or grossly negligent acts or omissions of Merchant or Merchant’s employees, independent contractors or agents (other than Agent or Agent’s employees, agents or independent contractors).  Agent shall not make any change in the amount of any deductibles or self-insurance amounts prior to the Sale Termination Date without Merchant’s prior written consent.
12.4            Worker’s Compensation Insurance.  Merchant shall, at all times while any employees are in its employ, maintain in full force and effect workers’ compensation insurance (including employer liability insurance) in compliance with all statutory requirements.
Section 13.  Purchaser’s Security Interest.
Subject to Agent’s obligation to pay Expenses and fund the Wind-Down Payment:
(a)            Upon the occurrence of the Closing, and solely to the extent that any Assets or Proceeds are, notwithstanding the Approval Order, subsequently determined to constitute property of Merchant’s estate, Purchaser shall have a senior lien on all Assets and Proceeds, which lien shall be deemed by the Approval Order to be automatically perfected.  The Approval Order shall grant Purchaser relief from the automatic stay, and nothing in the Approval Order shall inhibit Purchaser’s ability, to take any action Purchaser deems appropriate to perfect such lien.
(b)            Upon the occurrence of the Closing and until all Assets have been sold or otherwise disposed of, and solely to the extent that any Assets or Proceeds are, notwithstanding the Approval Order, subsequently determined to constitute property of Merchant’s estate, Purchaser shall have a superpriority administrative expense claim against Merchant to the extent of any amounts owing from Merchant to Purchaser in connection with this Agreement, including as a result of any breach of this Agreement.
Section 14.  Designation Rights.
14.1            Lease/Contract Designation Rights.
(a)            Upon the occurrence of the Closing and until the earlier to occur of (i) the end of the Designation Rights Period applicable to a particular Lease or Contract and (ii) the Designation Rights Termination Date, Purchaser shall have the exclusive right to designate the assignees of Merchant’s right, title, and interest in and to any or all of the Leases and Contracts (the “Lease/Contract Designation Rights”) upon the terms and conditions agreed upon between Purchaser and such designee.

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(b)            Merchant shall cooperate reasonably with Purchaser to arrange for the sale and assignment of the Leases and Contracts, with such sale and assignment to be on such terms as Purchaser deems acceptable in its sole and absolute discretion.  Without limiting the generality of the foregoing, Merchant agrees (1) to provide Purchaser with all due diligence materials and information as Purchaser shall reasonably request in connection with its efforts to market and attempt to sell the Leases and Contracts (including complete copies thereof and any abstracts prepared with respect thereto, and all communications with the counterparties thereunder, all property surveys, all environmental reports and tax and utility records), with Purchaser to bear all reasonable third party out-of-pocket costs and expenses relating thereto, in all cases to the extent reasonably available to Merchant, and (2) to cooperate with Purchaser, its agents, and any potential purchasers of any of the Leases and/or Contracts.
(c)            Solely to the extent requested by Purchaser, Merchant shall exercise renewal and/or extension options under the Leases and Contracts.
(d)            At any time prior to the earlier to occur of (i) the end of the Designation Rights Period applicable to a particular Lease or Contract and (ii) the Designation Rights Termination Date, Purchaser shall have the right, which right may be exercised at any time and from time to time, to file a Lease/Contract Assumption Notice in the Bankruptcy Cases designating the assignee (which may in certain circumstances be Purchaser, any of the entities comprising Purchaser, any of their respective affiliates, and/or a new entity created by any of the foregoing) of one or more Leases and/or Contracts (which may occur without further order of the Bankruptcy Court pursuant to the Approval Order) and setting forth the proposed cure amount due pursuant to section 365 of the Bankruptcy Code.  The Approval Order shall provide that (a) the counterparties to the Leases or Contracts identified in any Lease/Contract Assumption Notice shall have twenty-one days to object to the proposed assumption and assignment, (b) if no objection to the proposed assumption and assignment of a Lease or Contract is timely received, such Lease or Contract shall, upon payment of the applicable cure payment, if any, to the applicable counterparty, automatically be deemed assumed by Merchant and assigned to the assignee identified in the Lease/Contract Assumption Notice pursuant to section 365 of the Bankruptcy Code, without further order of the Bankruptcy Court or further action by any person or entity, and (c) if an objection to the proposed assumption and assignment of a Lease or Contract is timely received, such Lease or Contract shall not be assumed or assigned until such objection is resolved by agreement of the applicable counterparty or order of the Bankruptcy Court.
(e)            The designee under any Lease/Contract Assumption Notice shall be required, if requested by the applicable counterparty, to provide adequate assurance of future performance with respect to such Lease or Contract if the applicable counterparty so requests.
(f)            Merchant shall have no responsibility for any cure amounts with respect to any Lease or Contract assumption and assignment.
14.2            Asset Designation Rights.
(a)            Upon the occurrence of the Closing, Agent shall have the exclusive right  to market and sell, and/or otherwise designate the purchasers, licensees, transferees, and/or

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assignees of (which may in certain circumstances be Purchaser, any of the entities comprising Purchaser, any of their respective affiliates, and/or a new entity created by any of the foregoing), any or all of the Assets free and clear of all liens, claims, and encumbrances thereon, without further order of the Bankruptcy Court (the “Asset Designation Rights”).  Subject to Agent’s payment obligations hereunder, Agent is authorized to execute, in the name of and as agent for Merchant, any and all deeds, bills of sale, and other instruments or documents necessary to effectuate the sale, transfer, or other conveyance of any of the Assets.
(b)            Pursuant to the Approval Order, the sale or other conveyance of any Assets reflected in Asset Designation Notices filed in the Bankruptcy Cases from time to time by the Agent shall be automatically effective on the date reflected in the applicable Asset Designation Notice and subject to the satisfaction of any closing conditions reflected therein, and the sale, license, transfer, or other conveyance of such Assets shall be free and clear of all liens, claims, and encumbrances without further order of the Bankruptcy Court, provided, however, that nothing in the Approval Order shall inhibit the ability of Agent to seek other or further orders of the Court in connection with the sale or other disposition of any Assets.
(c)            Except to the extent provided for by the Wind-Down Budget, the costs of maintaining the Assets available for marketing and sale shall constitute Expenses.  All costs of effectuating assumption and assignment shall be deemed an Expense hereunder.
Section 15.  Miscellaneous.
15.1            Signage.  On April 5, 2018, the Merchant purchased the signage, exclusive of freight, required for the Sale as set forth on Exhibit 15 directly from the sign vendor.  The signage shall be delivered to the Stores so as to be received in accordance with Agent’s instructions on or before the Sale Commencement Date.  Upon entry of the Approval Order and simultaneous with the funding of the Cash Purchase Price, the Agent shall reimburse Merchant for one hundred percent (100%) of Merchant’s actual (without mark-up or lift) documented out of pocket costs in an amount not to exceed $3,000,000 and shall directly pay as an Expense the freight costs associated with shipping such signage to the Stores.
15.2            Notices.  All notices and communications provided for pursuant to this Agreement shall be in writing and sent by electronic mail, as follows:
If to Merchant: The Bon-Ton Stores, Inc. 2801 East Market Street York, PA 17402 Attention:

With copies (which shall not constitute notice) to:

Malfitano Partners Joseph A. Malfitano, PLLC 747 Third Ave., 2nd Floor

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New York, NY 10017
Attn:	Joseph A. Malfitano (jm@malfitanopartners.com)

If to Purchaser:
GA Retail, Inc.
Attn:	Scott Carpenter (scarpenter@greatamerican.com)
Alan Forman (aforman@brileyfin.com)

and

Tiger Capital Group, LLC
Attn:	Christopher Huber (chuber@tigergroup.com)
Mark Naughton (mnaughton@tigergroup.com)

and

Wilmington Savings Fund Society, FSB
Attn:	Patrick J. Healy (phealy@wsfsbank.com)

With copies (which shall not constitute notice) to:

Lowenstein Sandler LLP Counsel to Great American Group WF LLC
Attn:	Kenneth A. Rosen (krosen@lowenstein.com)
Andrew Behlmann (abehlmann@lowenstein.com)

and

Kilpatrick Townsend & Stockton LLP Counsel to WSFS
Attn:	David Posner (dposner@kilpatricktownsend.com)

and

Jones Day Counsel to Second Lien Noteholders
Attn:	Sidney P. Levinson (slevinson@jonesday.com)
Joshua M. Mester (jmester@jonesday.com)
John Kane (jkkane@jonesday.com)
15.3            Governing Law/Exclusive Jurisdiction.  This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware without reference to any conflict of laws provisions thereof, except where governed by the Bankruptcy Code.  Each of the Parties irrevocably and unconditionally submits, for itself and its properties, to the exclusive jurisdiction of the Bankruptcy Court, in any action or proceeding arising out of or relating to this Agreement.

Case 18-10248-MFW	Doc 632-1	Filed 04/18/18	Page 35 of 60

15.4            Amendments.  This Agreement may not be modified except in a written instrument executed by all of the Parties, provided that any amendment or modification to Section 3.1(f) or 11.2(f) shall require the consent of the Committee.
15.5            No Waiver.  No consent or waiver by any Party, express or implied, to or of any breach or default by the other in the performance of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other Party of the same or any other obligation of such Party.  Failure on the part of any Party to complain of any act or failure to act by the other Party or to declare the other Party in default, irrespective of how long such failure continues, shall not constitute a waiver by such Party of its rights hereunder.
15.6            Currency.  All reference to dollars in this Agreement and all schedules, exhibits, and ancillary documents related to this Agreement shall refer to U.S. dollars.
15.7            Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and assigns, including, but not limited to, any chapter 11 or chapter 7 trustee; provided, however, that this Agreement may not be assigned by any of the Parties without the prior written consent of the other, provided further that notwithstanding the foregoing, GA and Tiger may each collaterally assign this Agreement and their rights thereunder to their respective lenders.
15.8            Execution in Counterparts.  This Agreement may be executed in one or more counterparts.  Each such counterpart shall be deemed an original but all such counterparts together shall constitute one and the same agreement.  This Agreement, to the extent signed and delivered by means of a facsimile machine, electronic mail, or other electronic transmission in which the actual signature is evident, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.  At the request of any Party, each other Party shall re-execute original forms hereof and deliver them to all other Parties.  No Party shall raise the use of a facsimile machine, electronic mail, or other electronic transmission in which the actual signature is evident to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine, electronic mail or other electronic transmission in which the actual signature is evident as a defense to the formation of a contract and each Party forever waives such defense.  In proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart signed by the Party against which enforcement is sought.
15.9            Section Headings.  The headings of sections of this Agreement are inserted for convenience only and shall not be considered for the purpose of determining the meaning or legal effect of any provisions hereof.
15.10            Wiring of Funds.  All amounts required to be paid under any provision of this Agreement shall be made by wire transfer of immediately available funds no later as 2:00 p.m. (Eastern Time) on the date that such payment is due, so long as all information necessary to complete the wire transfer has been received by the payor by 10:00 a.m. (Eastern Time) on the

Case 18-10248-MFW	Doc 632-1	Filed 04/18/18	Page 36 of 60

date that such payment is due.  In the event that the date on which any such payment is due is not a business day, then such payment shall be made by wire transfer on the next business day.
15.11            Deposit.  Pursuant to the Bidding Procedures, Agent has provided a cash deposit in the amount of $32,700,000 (the “Deposit”), which is being held in escrow by co-counsel to Merchant, Young Conaway Stargatt & Taylor, LLP (the “Escrow Agent”).  At the closing, the Deposit shall be released from escrow by the Escrow Agent and applied to the Cash Purchase Price.  In the event the Closing fails to occur, then, only upon entry of a final and non-appealable order of the Bankruptcy Court determining that such failure was the result of Purchaser’s sole, material, non-excusable breach of this Agreement, then Merchant shall be entitled to retain the Deposit as liquidated damages as Merchant’s sole remedy for such breach.
15.12            Nature of Remedies.  No failure to exercise and no delay in exercising, on the part of the Agent, any right, remedy, power, privilege or adjustment hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, privilege, or adjustment hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, privilege, or adjustment.
15.13            Entire Agreement.  This Agreement contains the entire agreement between the Parties with respect to the transactions contemplated hereby and supersedes and cancels all prior agreements, including, but not limited to, all proposals, letters of intent or representations, written or oral, with respect thereto
15.14            Agent/Purchaser.  Each party hereto acknowledges and agrees that any payment obligation of Purchaser and Agent hereunder is binding upon both the Agent and Purchaser and they shall be jointly and severally responsible therefor.  Any action permitted under this Agreement to be taken by Purchaser may be undertaken by Agent on behalf of all entities comprising Purchaser, subject to any agreements between or among the entities comprising Purchaser, the Second Lien Noteholders, or any of them.

[ signature page follows ]

Case 18-10248-MFW	Doc 632-1	Filed 04/18/18	Page 37 of 60

IN WITNESS WHEREOF, the Parties hereby execute this Agreement by their respective duly authorized representatives as a sealed instrument as of the day and year first written above.
GA RETAIL, INC.

By:
Name:
Its:

TIGER CAPITAL GROUP, LLC

By:
Name:
Its:

WILMINGTON SAVINGS FUND SOCIETY, FSB

As Successor Trustee and Collateral Agent for the Second-Lien Notes

By:
Name:
Its:

THE BON-TON STORES, INC., on behalf of itself and the other entities comprising Merchant

By:
Name:
Its:

Case 18-10248-MFW	Doc 632-1	Filed 04/18/18	Page 38 of 60

List of Exhibits

Exhibit 1(a)(1)	Stores
Exhibit 1(a)(2)	Distribution Centers
Exhibit 1(d)	Owned Real Estate
Exhibit 1(e)	Intellectual Property
Exhibit 2(b)(iv)	Form of Asset Designation Notice
Exhibit 2(b)(xiii)	Form of Lease/Contract Assumption Notice
Exhibit 3.1(c)	Wind-Down Budget
Exhibit 4.1(c)	Per Store, Per Diem Occupancy Expenses.
Exhibit 8.1	Sale Guidelines

Case 18-10248-MFW	Doc 632-1	Filed 04/18/18	Page 39 of 60

The Bon-Ton Stores, Inc.
Exhibit 1 (a) (1)
Full Company Liquidation Stores Closing List

Store List

Store # Store Name	Address	City	State	Zip	Selling Sq Ft
2 Hanover	400 Eisenhower Drive	Hanover	PA	17331	71,636
4 Lewistown	111 East Market Street	Lewistown	PA	17044	46,660
5 Martinsburg	800 Foxcroft Avenue	Martinsburg	WV	25401	65,780
6 Chambersburg	100 Chambersburg Mall	Chambersburg	PA	17201	55,621
7 Park City Furn	870 Plaza Boulevard	Lancaster	PA	17601	32,000
8 Park City	600 Park City Center	Lancaster	PA	17601	178,967
12 Cumberland	1262 Vocke Rd	LaVale	MD	21502	75,134
14 Galleria	2899 Wh teford Road, Ste 282	York	PA	17402	131,915
15 Uniontown	1800 Mall Run Road	Uniontown	PA	15401	80,511
17 Indiana	2334 Oakland Avenue Suite 35	Indiana	PA	15701	60,465
18 Warren	4000 Market Street	Warren	PA	16365	50,070
19 Wilton	3065 Route 50	Saratoga Springs	NY	12866	71,740
21 Oil C ty	6945 US 322	Cranberry	PA	16319	45,168
22 Br ck	80 Brick Plaza	Brick	NJ	08723	53,500
25 Binghamton	601-635 Harry L Dr.	Johnson City	NY	13790	81,112
27 Williamsport	300 Lycoming Mall Circle	Pennsdale	PA	17756	60,952
28 Bloomsburg	225 Columbia Mall Drive	Bloomsburg	PA	17815	46,060
29 Queensgate	2081 Springwood Road	York	PA	17403	114,608
31 Camp Hill	3525 Gettysburg Road	Camp Hill	PA	17011	145,200
32 Colonial Park	4600 Jonestown Road	Harrisburg	PA	17109	136,540
35 Reading	1665 State Hill Road	Wyomissing	PA	19610	159,368
36 Greensburg	5256 Rt 30	Greensburg	PA	15601	100,003
37 Washington	1500 W. Chestnut Street	Washington	PA	15301	78,129
38 Midway	1066 Wyoming Avenue	Wyoming	PA	18644	66,026
39 Wilkes-Barre	14 Wyoming Valley Mall	Wilkes-Barre	PA	18702	159,454
43 Newburgh	1401 Route 300 Ste 139	Newburgh	NY	12550	61,785
44 Ithaca	40 Catherwood Road	Ithaca	NY	14850	62,225
46 Jamestown	318 E. Fairmount Avenue	Lakewood	NY	14750	59,860
48 Westfield	443 E. Main Street	Westfield	MA	01085	74,939
62 Eastern Hills	4545 Transit Road	Williamsville	NY	14221	151,208
63 Sheridan	1706 Sheridan Drive	Buffalo	NY	14223	124,284
64 Southgate	1090 Union Road	West Seneca	NY	14224	100,500
65 McKinley	3701 McKinley Parkway	Blasdell	NY	14219	97,204
67 Lockport	5737 S. Transit Road	Lockport	NY	14094	82,000
68 Olean	402 N. Union Street	Olean	NY	14760	73,017
69 Niagara	6929 Williams Road	Niagara Falls	NY	14303	88,128
72 Bethlehem	2524 Schoenersville Road	Bethlehem	PA	18017	108,650
73 S. Allentown	3300 Lehigh Street	Allentown	PA	18103	101,841
76 Easton	146 Palmer Park Mall	Easton	PA	18045	115,062
78 Quakertown	751 SW End Blvd.	Quakertown	PA	18951	88,126
81 Doylestown	456 North Main Street	Doylestown	PA	18901	61,915
84 Elmira	3300 Chambers Road South, Ste. 50	Horseheads	NY	14845	74,752
94 Camillus	5301 W. Genesee Street	Camillus	NY	13031	64,700
101 Dayton Mall	2700 St. Rt. 725	Dayton	OH	45459	212,000
107 Huber Heights	8221 Old Troy Pike	Huber Heights	OH	45424	101,840
115 Beavercreek	2727 Fairfield Commons	Beavercreek	OH	45431	151,740
117 Piqua	987 E. Ash Street	Piqua	OH	45356	60,000
118 Athens	1004 E. State Street	Athens	OH	45701	42,253
119 New Philadelphia	400 Mill Avenue, Ste. C3	New Philadelphia	OH	44663	73,310
121 Kettering	2050 E. Dorothy Lane	Dayton	OH	45420	87,317
125 Lancaster	1730 River Valley Circle S.	Lancaster	OH	43130	52,725
126 Heath	771 S. 30th Street	Newark	OH	43056	73,185
128 Zanesville	3575 Maple Avenue	Zanesville	OH	43701	70,847
129 Marion	1475 Marion Waldo Road	Marion	OH	43302	75,673
130 Chillicothe	1080 N. Br dge Street	Chillicothe	OH	45601	55,940
132 Richmond	601 East Main St.	R chmond	IN	47374	100,000
137 Sandusky	4314 Milan Road	Sandusky	OH	44870	80,398

Case 18-10248-MFW	Doc 632-1	Filed 04/18/18	Page 40 of 60

The Bon-Ton Stores, Inc.
Exhibit 1 (a) (1)
Full Company Liquidation Stores Closing List

Store List

Store # Store Name	Address	City	State	Zip	Selling Sq Ft
138 Plover	1780 Plover Road	Plover	WI	54467	54,564
140 Kohler	4030 Hwy #28	Sheboygan Falls	WI	53085	54,541
142 West Bend	1291 W. Paradise Road	West Bend	WI	53095	61,011
143 Coldwater	373 N. Willowbrook Rd. Suite Z	Coldwater	MI	49036	54,146
144 Alliance	Carnation Mall, 2500 W. State Street	Alliance	OH	44601	55,552
147 Wooster	4095 Burbank Road	Wooster	OH	44691	53,446
148 Morgantown	9550 Mall Road	Morgantown	WV	26501	71,032
150 Warsaw	2856 Frontage Road	Warsaw	IN	46580	80,320
151 Frankfort	202 Limestone Drive	Frankfort	KY	40601	53,954
152 Findlay	1800 Tiffin Avenue	Findlay	OH	45840	74,841
153 Bowling Green	1234 N Main Street	Bowling Green	OH	43402	40,000
154 Howell	3599 E. Grand River Avenue	Howell	MI	48843	72,873
155 Westgate	3311 Secor Road	Toledo	OH	43606	154,000
159 Monroe	2121 Monroe Street	Monroe	MI	48161	99,363
161 Midland	6830 Eastman Avenue	M dland	MI	48642	64,141
163 Jackson	1826 W. Michigan Avenue	Jackson	MI	49202	70,425
173 Muscatine	1903 Park Avenue	Muscatine	IA	52761	43,906
175 Mattoon	700 Broadway Avenue E	Mattoon	IL	61938	54,266
178 Jasper	3875 Newton Street	Jasper	IN	47546	55,238
179 Terre Haute	3401 US Hwy 41 S	Terre Haute	IN	47802	70,380
182 Muncie	3501 N. Granville Avenue	Muncie	IN	47303	80,000
184 Kokomo	1156 South 17th Street	Kokomo	IN	46902	60,135
186 Green Bay Furn	201 Bay Park Square	Green Bay	WI	54304	53,265
189 Southtown	2400 State Route 725	Dayton	OH	45459	54,848
199 Fort Wayne	4201 Coldwater Road	Fort Wayne	IN	46805	122,000
203 Clarksburg	2700 Meadowbrook Mall	Bridgeport	WV	26330	124,285
205 Ashland	10699 US Route 60	Ashland	KY	41102	70,000
206 Kanawha	5700 MacCorkle Avenue SE	Charleston	WV	25304	80,000
209 Winfield	200 Liberty Sq. Shopping Center	Hurricane	WV	25526	70,476
310 St Cloud	600 W St. Germain St.	St. Cloud	MN	56301	93,900
311 Virginia	1440 S 12th Avenue	Virginia	MN	55792	66,582
312 Rice Lake	2900 South Main	R ce Lake	WI	54868	54,661
313 Fergus Falls	2001 West Lincoln Avenue Ste. 2	Fergus Falls	MN	56537	39,536
314 New Ulm	110 N Minnesota Street	New Ulm	MN	56073	47,277
315 Watertown	1300 9th Avenue SE	Watertown	SD	57201	40,320
316 Alexandria	3015 Hwy 29 S Ste. 4037	Alexandria	MN	56308	70,314
317 Havre	1753 Highway 2 NW	Havre	MT	59501	47,161
318 LaCrosse	4000 State Road 16	LaCrosse	WI	54601	41,344
319 Albert Lea	2440 Bridge Avenue	Albert Lea	MN	56007	64,436
320 Moorhead	420 Center Ave, Ste. 1	Moorhead	MN	56560	106,150
321 Bismarck	641 Kirkwood Mall	Bismarck	ND	58506	92,500
323 Brainerd	14136 Baxter Drive Ste. 1	Baxter	MN	56425	82,879
325 Billings	300 S 24th Street W, Ste. E100	Billlings	MT	59102	60,224
326 Ottumwa	1110 Quincy Ave	Ottumwa	IA	52501	55,282
327 Great Falls	1200 10th Avenue South	Great Falls	MT	59405	70,000
328 Rap d City	2200 N Maple Avenue	Rapid C ty	SD	57701	88,977
329 Rock Springs	2445 Foothill Blvd.	Rock Springs	WY	82901	60,018
330 Dickinson	Prairie Hills Mall	Dickinson	ND	58601	42,980
331 Minot	2400 10th Street SW	Minot	ND	58701	52,468
332 Willmar	1605 S. 1st. Street	Willmar	MN	56201	88,701
334 Norfolk	1700 Market Lane	Norfolk	NE	68701	77,365
335 Hastings	3001 W 12th Ste. 4	Hastings	NE	68901	52,950
336 North Platte	1100 South Dewey	North Platte	NE	69101	43,500
338 Kearney	4915 2nd Avenue	Kearney	NE	68847	87,500
339 Scottsbluff	2302 Frontage Road Box 29	Scottsbluff	NE	69361	72,699
340 Kalispell	20 North Main	Kalispell	MT	59901	80,000
341 Blaine	301 Northtown Dr.	Blaine	MN	55434	130,722

Case 18-10248-MFW	Doc 632-1	Filed 04/18/18	Page 41 of 60

The Bon-Ton Stores, Inc.
Exhibit 1 (a) (1)
Full Company Liquidation Stores Closing List

Store List

Store # Store Name	Address	City	State	Zip	Selling Sq Ft
342 Stillwater	2001 Washington Avenue	Stillwater	MN	55082	95,360
343 Aberdeen	3315 6th Avenue Southeast Ste. 2	Aberdeen	SD	57401	79,668
344 Grand Junction	2424 US Highway 6 & 50	Grand Junct on	CO	81505	72,279
345 Mankato	1850 Adams Street	Mankato	MN	56001	71,046
348 Bemidji	1401 Paul Bunyan Drive NW	Bemidji	MN	56601	56,392
349 Butte	3100 Harrison Avenue Ste. 5	Butte	MT	59701	65,000
351 Missoula	2901 Brooks Avenue	Missoula	MT	59801	45,167
352 Fargo	3902 13th Avenue South	Fargo	ND	58103	103,200
353 Rosedale	1675 West Highway 36	Roseville	MN	55113	149,908
354 Midway	1400 University Avenue West	St. Paul	MN	55104	124,136
355 Southtown	7831 Southtown Center	Bloomington	MN	55431	133,103
356 Edina	300 Southdale Center	Edina	MN	55435	143,608
357 Rochester	1201 SW 12th Street	Rochester	MN	55902	78,130
401 Ames	2801 N Grand Ave	Ames	IA	50010	49,888
402 Mason C ty	102 S Delaware Avenue	Mason City	IA	50401	59,500
403 Fort Dodge	217 S. 25th St., Ste 33	Fort Dodge	IA	50501	54,179
404 Marshalltown	2500 S Center Street	Marshalltown	IA	50158	42,142
406 Oak View	3201 S 144th Street	Omaha	NE	68144	149,326
408 Waterloo	2060 Crossroads Blvd.	Waterloo	IA	50702	86,781
409 Austin	1405 18th Avenue NW	Austin	MN	55912	45,277
410 Merle Hay	3800 Merle Hay Road Ste. 100	Des Moines	IA	50310	165,000
412 Coralville	1421 Coral Ridge Avenue	Coralville	IA	52241	98,458
413 Lindale Plaza	4444 1st Avenue NE	Cedar Rapids	IA	52404	100,000
414 Jordan Creek	101 Jordan Creek Parkway, #6000	West Des Moines	IA	50265	159,673
418 Dubuque	555 John F. Kennedy Road	Dubuque	IA	52002	126,839
419 Westroads	707 N 102nd	Omaha	NE	68114	171,800
421 Davenport	320 W Kimberly Road	Davenport	IA	52806	104,913
422 Moline	4600 16th Street	Moline	IL	61265	107,145
423 Southridge	1111 E Army Post Road, Ste. 2003	Des Moines	IA	50315	105,183
424 Sioux Falls	3500 W Empire Mall	Sioux Falls	SD	57106	105,292
429 Southern Hills	4380 Sergeant Road	Sioux C ty	IA	51106	92,695
430 West Burlington	550 S Gear Avenue	West Burlington	IA	52655	66,705
432 Eau Claire	4850 Golf Road	Eau Claire	WI	54701	102,000
437 Valley West	1551 Valley West Drive Ste. 200	West Des Moines	IA	50266	205,248
438 Muskegon	5580 Harvey Street	Muskegon	MI	49444	106,131
439 Sturgeon Bay	58 N 3rd Avenue	Sturgeon Bay	WI	54235	60,000
440 Grandville	3668 Rivertown Parkway	Grandville	MI	49418	150,081
443 Traverse City	1776 Garfield Road	Traverse C ty	MI	49684	49,666
445 Lansing	5220 W Saginaw Highway	Lansing	MI	48917	103,000
447 Lincoln	3 Gateway Mall	Lincoln	NE	68505	100,000
448 Marshfield	503 E Ives Street	Marshfield	WI	54449	48,295
449 Duluth	1600 Miller Trunk Highway	Duluth	MN	55811	140,999
451 Grand Island	3404 W 13th Street	Grand Island	NE	68801	60,081
457 Bay Park	101 Bay Park Square	Green Bay	WI	54304	145,672
463 Holland	12331 James Street	Holland	MI	49424	69,148
464 Okemos	1982 W Grand River Avenue	Okemos	MI	48864	168,757
465 Port Huron	4450 24th Avenue	Fort Gratiot	MI	48060	70,536
475 Bay City	4131 E Wilder Road	Bay C ty	MI	48706	110,536
501 Bloomington	1601 Empire St.	Bloomington	IL	61701	131,606
502 LaSalle Peru	3940 Route 251 Ste 01	Peru	IL	61354	87,500
503 Pekin	3536 Court St.	Pekin	IL	61554	82,100
504 Champaign	2000 North Neil St.	Champaign	IL	61820	154,302
505 Galesburg	1150 W. Carl Sandburg Dr.	Galesburg	IL	61401	84,894
507 Quincy	3347 Broadway	Quincy	IL	62301	106,400
508 Forsyth	1005 Hickory Point Mall	Forsyth	IL	62535	125,455
510 Janesville	2500 Milton Avenue	Janesville	WI	53545	96,000
511 Sterling	2900 E. Lincolnway	Sterling	IL	61081	60,000

Case 18-10248-MFW	Doc 632-1	Filed 04/18/18	Page 42 of 60

The Bon-Ton Stores, Inc.
Exhibit 1 (a) (1)
Full Company Liquidation Stores Closing List

Store List

Store # Store Name	Address	City	State	Zip	Selling Sq Ft
512 Cherryvale	7200 Harrison Avenue	Rockford	IL	61112	128,330
515 Joliet	3340 Mall Loop Drive	Joliet	IL	60435	128,000
516 Spring Hill	4000 Spring Hill Ring Rd	Dundee	IL	60118	128,000
517 Randhurst	1025 Center Dr.	Mount Prospect	IL	60056	205,056
518 White Oaks	2501 W. Wabash	Springfield	IL	62704	125,000
519 Milwaukee Grand Ave	331 W Wisconsin Avenue	Milwaukee	WI	53203	124,055
520 Bayshore	5701 N Lydell Avenue	Glendale	WI	53217	167,606
521 Racine	5500 Durand Avenue	Racine	WI	53406	106,157
522 Brookfield	15875 W Bluemound Road	Brookfield	WI	53005	218,705
523 Southridge	5300 S 76th Street	Greendale	WI	53129	221,000
526 East Towne	53 East Towne Mall	Madison	WI	53704	138,755
527 Mayfair	2400 N Mayfair Road	Wauwatosa	WI	53226	210,713
528 West Towne	36 West Towne Mall	Madison	WI	53719	139,580
529 Brookfield Furniture	18615 W Bluemound Road	Brookfield	WI	53045	55,000
530 Evergreen	9700 S Western Ave	Evergreen Park	IL	60805	120,000
531 Yorktown	230 Yorktown Shopping Center	Lombard	IL	60148	217,887
532 Woodmar	6600 Indianapolis Blvd.	Hammond	IN	46320	111,080
533 Edens Plaza	3200 Lake Avenue	Wilmette	IL	60091	160,578
535 Stratford Square	4 Stratford Square	Bloomingdale	IL	60108	147,116
538 Chicago Ridge	9800 S Ridgeland Ave	Ch cago Ridge	IL	60415	154,241
539 Harlem Irving	4200 N Harlem Avenue	Norridge	IL	60706	168,058
541 North Riverside	7505 W Cermak Road	North Riverside	IL	60546	180,550
542 Southlake	1995 Southlake Mall	Merrillville	IN	46410	144,123
543 Orland Square	4 Orland Square	Orland Park	IL	60462	163,370
546 Yorktown Furniture	2 Yorktown Mall Drive	Lombard	IL	60148	45,708
547 Edens Furniture	3232 Lake Avenue	Wilmette	IL	60091	34,830
548 Schaumburg Furn ture	830 E Golf Road	Schaumburg	IL	60173	58,525
549 Michigan City	305 W US Highway 20	M chigan City	IN	46360	81,420
550 Hawthorn	3 Hawthorne Center	Vernon Hills	IL	60061	112,121
551 Ford City	7601 S Cicero Avenue	Ch cago	IL	60652	155,513
552 Lincolnwood	3333 Touhy Avenue	Lincolnwood	IL	60712	122,650
553 Bradley	1602 N State IL- 50	Bourbonnais	IL	60914	142,200
554 St Charles	3850 E Main Street	St. Charles	IL	60174	141,808
555 Hawthorn Furniture	480 East Ring Road	Vernon Hills	IL	60540	46,290
556 Fox Valley	3 Fox Valley Center	Aurora	IL	60505	131,267
561 Orland Park Furniture	66 Orland Square Drive	Orland Park	IL	60462	71,783
563 Grand Prairie	5203 W. War Memorial Drive	Peoria	IL	61615	181,238
571 Laurel Park	17624 Newburgh Rd	Livonia	MI	48152	148,800
572 Rochester Hills	400 N.Adams St.	Rochester Hills	MI	48309	121,380
573 Partridge Creek	17480 Hall Rd.	Clinton Township	MI	48038	116,254
579 Naperville Frn Clear.	1835 W. Jefferson	Naperville	IL	60540	30,000
				Count: 212

Case 18-10248-MFW	Doc 632-1	Filed 04/18/18	Page 43 of 60

The Bon-Ton Stores, Inc.
Exhibit 1 (a) (2)
Distribution Centers

Store List

Store # Store Name	Address	City	State	Zip	Selling Sq Ft
50 Whitehall - DC	3585 South Church St	Whitehall	PA	18052	n/a
198 Fairborn - DC	1340 E Dayton Yellow Springs Rd	Fairborn	OH	45324	n/a
460 West Jefferson - DC	115 Enterprise Parkway	West Jefferson	OH	43162	n/a
950 Rockford - DC	4650 Shepherd Trail	Rockford	IL	61103	n/a
				Count: 4

Case 18-10248-MFW	Doc 632-1	Filed 04/18/18	Page 44 of 60

The Bon-Ton Stores, Inc.
Exhibit 1 (d)
Owned Real Estate

Store List

Store # Banner	Store Name	Address	City	State	Zip	Selling Sq Ft
4 Bon-Ton	Lewistown	111 East Market Street	Lewistown	PA	17044	50,000
31 Bon-Ton	Camp Hill	3525 Gettysburg Road	Camp Hill	PA	17011	145,375
36 Bon-Ton	Greensburg	Westmoreland Mall, 5256 Route 30	Greensburg	PA	15601	99,800
67 Bon-Ton	Lockport	5737 South Transit Road	Lockport	NY	14094	81,431
128 Elder-Beerman	Zanesville	3575 Maple Avenue	Zanesville	OH	43701	70,847
132 Elder-Beerman	Richmond	601 East Main Street	Richmond	IN	47301	111,350
310 Herberger’s	St. Cloud	600 West Saint Germain Street	St. Cloud	MN	56301	168,755
327 Herberger’s	Great Falls	1200 10th Avenue South	Great Falls	MT	59405	81,969
354 Herberger’s	Midway	1400 University Avenue	St. Paul	MN	55104	124,136
410 Younkers	Merle Hay	3800 Merle Hay Road, Su te 100	Des Moines	IA	50310	165,000
412 Younkers	Coralville	1421 Coral Ridge Avenue	Coralville	IA	52241	98,458
432 Younkers	Eau Claire	4850 Golf Road	Eau Claire	WI	54701	102,000
438 Younkers	Muskegon	5580 Harvey Street	Muskegon	MI	49444	106,131
440 Younkers	Grandville	3668 Rivertown Parkway	Grandville	MI	49418	150,081
449 Younkers	Duluth	1600 Miller Trunk Highway	Duluth	MN	55811	140,999
501 Bergner’s	Bloomington	1601 Empire Street	Bloomington	IL	61701	131,616
503 Bergner’s	Pekin	3500 Court Street	Pekin	IL	61553	82,100
508 Bergner’s	Forsyth	1005 Hickory Point Mall	Forsyth	IL	62535	126,056
514 Carson’s	Aurora Northgate	970 North Lake Street	Aurora	IL	60506	119,000
516 Carson’s	Spring Hill	4000 Spring Hill Mall	Dundee	IL	60118	128,000
518 Bergner’s	Wh te Oaks	2501 West Wabash	Springfield	IL	62704	125,000
521 Boston Store	Racine	5500 Durand Avenue	Racine	WI	53406	106,157
533 Carson’s	Edens Plaza	3200 Lake Avenue	Wilmette	IL	60091	155,000
549 Carson’s	Michigan City	305 West US Highway 20	Michigan C ty	IN	46360	76,121
550 Carson’s	Hawthorn	3 Hawthorne Center	Vernon Hills	IL	60061	112,121
556 Carson’s	Fox Valley	3 Fox Valley Center Drive	Aurora	IL	60504	120,000
572 Carson’s	Rochester Hills	400 North Adams Road	Rochester Hills	MI	48309	61,233
573 Carson’s	Partridge Creek	17480 Hall Road	Clinton	MI	48038	120,000
590 Carson’s	Rockford D.C.	4650 Shepherd Trail	Rockford -Owned	IL	61103	520,000
		“Quincy Property”	Quincy	IL
					Count: 30

Case 18-10248-MFW	Doc 632-1	Filed 04/18/18	Page 45 of 60

The Bon-Ton Stores, Inc.
Exhibit 1 (e)
Intellectual Property

BON TON ENTITIES TRADEMARKS
Reg Number	Serial Number	Name	Mark
966580	72435362		BRECKENRIDGE
1143734	73159353		CARSON PIRIE SCOTT
1395289	73471798		CARSONS
1332638	73495705		ELDER-BEERMAN
1392446	73543142	BON-TON STORES, INC., THE	STUART HUGHES
1397712	73543145	THE BON-TON DEPARTMENT STORES, INC.	SUSQUEHANNA TRAIL OUTFITTERS
1526191	73663359		PIZZA STRADA
1680687	74078995		THE BON-TON
1661242	74097054		THE BON-TON
1795407	74340081		YOUNKERS
1869666	74355074		CEZANI
2006730	74552885	Bon-Ton Trade Corp., The	ANDREA VICCARO
2006731	74552975		JENNY BUCHANAN
2001829	74553100		CUDDLE BEAR
1935197	74580597	CARSON PIRIE SCOTT II, INC. (F/K/A MCRAE’S, INC.)	MCRAE’S
2021357	74638895		COME TO THE RIGHT PLACE
2217957	75023572	CARSON PIRIE SCOTT II, INC. (F/K/A MCRAE’S, INC.)	NATIONAL BANK OF THE GREAT LAKES
2015874	75045762		JENNY BUCHANAN
2635572	75348627		(RELATIVITY)
2385966	75348885		LIVING QUARTERS
2278878	75410193		HERBERGER’S
2278879	75410395	THE BON-TON DEPARTMENT STORES, INC.	HERBERGER’S
2407600	75441794		STUDIO WORKS
2493154	75654658		LIVING QUARTERS
2412363	75857375		CHARGE AGAINST BREAST CANCER
2384258	75979374		RELATIVITY
2363348	75979521		CONSENSUS
	76232809	BON-TON DEPARTMENT STORES, INC.	MADISON & MAX
3447275	76467824	CARSON PIRIE SCOTT II, INC. (F/K/A MCRAE’S, INC.)	SHE SHE LA LÀ
2856632	76975745	THE BON-TON DEPARTMENT STORES, INC.	MADISON & MAX
3292860	77035952		PARADISE COLLECTION
3436925	77055123		KENNETH ROBERTS PLATINUM
3483180	77183901		INTIMATE ESSENTIALS
3528518	77227149		EXERTEK
3709384	77359862		LITTLE MISS ATTITUDE
	77364016	THE BON-TON DEPARTMENT STORES, INC.	AUTHENTIC U
3632950	77520071		CELEBRATIONS REGISTRY FOR VERY SPECIAL OCCASIONS
3628605	77520170		CELEBRATIONS REGISTRY FOR VERY SPECIAL OCCASIONS
3570064	77553578		STUDIO WORKS
3666012	77577377		BOSTON STORE
3848434	77630455		MISS ATTITUDE
3842899	77814203		BT JEWELED
3881265	77836970		KENNETH ROBERTS
3909131	77881965		LIVING QUARTERS
3892546	77969650	CARSON PIRIE SCOTT II, INC.	BERGNER’S
2765740	78116121	CARSON PIRIE SCOTT II, INC.	(RELATIVITY) DESIGN LAB
2934000	78191055		MISS ATTITUDE
	78292100	CARSON PIRIE SCOTT II, INC. (F/K/A MCRAE’S, INC.)	PERFECT PIMA
	78560181		MARKET STREET EAST
3217597	78867113	THE BON-TON TRADE, LLC	SUSQUEHANNA TRAIL OUTFITTERS
3022152	78976395		BRECKENRIDGE
3069447	78976644		CHANTEUSE
	85108157	THE BON-TON DEPARTMENT STORES, INC.	CUSTOMER FIRST
4143662	85194375
4139987	85225140		KENNETH ROBERTS
4143891	85247954		JB
	85476397	THE BON-TON STORES, INC.	AFFINITY
4259055	85495083	THE BON-TON DEPARTMENT STORES, INC.	ZOE&BELLA@BT
4552374	85715679	THE BON-TON DEPARTMENT STORES, INC.	CUDDLE BEAR
4357088	85733613		ZOE&BELLA @BT
4361044	85772207	CARSON PIRIE SCOTT II, INC.	PARADISE COLLECTION
4507524	85850871		STYLE ON THE STREET
4998553	85920357		DESIGN DISTRICT
4496279	85929876		TRENDÉVOUS
4532638	86044801
4626285	86144251		BEAUTY STATION
4736593	86261094
4991097	86433458		BEAUTY STATION
5191722	86532617		CHEF’S QUARTERS
5396972	86898865		ZOE&BELLA @BT
5005143	86979074		CHEF’S QUARTERS
5135982	87019592		SANTA’S PANTRY
	87063073		LOVESTYLEREWARDS
	87063086	THE BON-TON DEPARTMENT STORES INC.	STYLEREWARDS
	87368531		YULETIDE FARMS
	87416731		DRESSOBSESSED
	87418738		CLOSE TO HOME
	87471882		THE BIG GRILL
	87488334		MEYEWEAR
	87492351		MEYEWEAR
	87495174		FASHION TO GO
	87495186		STYLE TO GO
	87497118		STYLE 2 GO
	87498911		FASHION 2 GO
	87498969		TRAVEL QUARTERS
	87505353		CUDDLE BEAR
	87528193		LIVING QUARTERS
	87535628		BETTER BRANDS. BIGGER SAVINGS.
	87537827		ZOE&BELLA@BT
	87626265		ZOE&BELLA@BT

Case 18-10248-MFW	Doc 632-1	Filed 04/18/18	Page 46 of 60

Reg Number	Serial Number	Name	Mark
	87667636		EO
	87697689		BUZZWORX
	87706897		ZOE&BELLA@BT
	87748141		MATTI & MAX
	87762369		MATTI & MAX

BON TON ENTITIES COPYRIGHTS
Registration Number	Title	Type
TX4880277	Doing a good business: 100 years at the Bon-Ton	Literary Work
TX1896055	Elder-Beerman Stores Corporation: a tradition of success	Literary Work
TX5900922	A tale from Flurryville: the Berg’s big surprise	Literary Work
TX5744198	Wow! what a cow: a tale from funky	Literary Work
TX5638101	A tale from Flurryville: Arctic Bart finds his happy heart	Literary Work
TX5658257	Holiday celebrations with recipes from Younkers	Literary Work
TX6497902	Baxter shares his bear	Literary Work
TX2217381	Parisian celebrating a century of service	Literary Work
TX3196448	Presentation - a manual of standards and guidelines	Literary Work
VA239074	Riverchase Galleria Parisian grand opening	Visual Arts
VA81949	Made in Wisconsin	Visual Arts
VA6480	Cratchits’ Christmas dinner	Visual Arts

Case 18-10248-MFW	Doc 632-1	Filed 04/18/18	Page 47 of 60

Exhibit 2(b)(iv)
Form of Asset Designation Notice
IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re: THE BON-TON STORES, INC., et al.,1 Debtor.	Chapter 11 Case No. 18-10248 (MFW) Jointly Administered

NOTICE OF DESIGNATION OF ASSET PURCHASER

PLEASE TAKE NOTICE that pursuant to the Order Approving Debtors’ Entry Into Agency Agreement and Consummation of the Transactions Contemplated Thereby (the “Approval Order”) [D.I. ____],2 Purchaser hereby designates the entity identified on Schedule A (“Designee”) annexed hereto as the assignee of the Assets identified on Schedule A (the “Designated Assets”) pursuant to the agreement between Purchaser, as agent for the Debtors, and Designee, an abstract of which is annexed hereto as Exhibit A (the “Purchase Agreement”).

PLEASE TAKE FURTHER NOTICE that pursuant to the Approval Order, upon the closing of the transaction pursuant to the Purchase Agreement, the Designated Assets shall be deemed conveyed to Designee by the Debtors free and clear of all liens, claims, encumbrances, and other interests of any kind.

1
The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are: The Bon-Ton Stores, Inc. (5229); The Bon-Ton Department Stores, Inc. (9309); The Bon-Ton Giftco, LLC (2805); Carson Pirie Scott II, Inc. (2140); Bon-Ton Distribution, LLC (5855); McRIL, LLC (5548); Bonstores Holdings One, LLC (8574); Bonstores Realty One, LLC (8931); Bonstores Holdings Two, LLC (8775); and Bonstores Realty Two, LLC (9075). The headquarters for the above-captioned Debtors is 2801 East Market Street, Bldg. E, York, Pennsylvania 17402.

2	Capitalized terms used but not defined in this Notice have the meanings given thereto in the Approval Order.

Case 18-10248-MFW	Doc 632-1	Filed 04/18/18	Page 48 of 60

Dated: [_], 2018	[COUNSEL TO PURCHASER]
Wilmington, Delaware

_____________________________

Case 18-10248-MFW	Doc 632-1	Filed 04/18/18	Page 49 of 60

Exhibit 2(b)(iv)
Form of Asset Designation Notice

Schedule A

Designated Assets	Designee

Case 18-10248-MFW	Doc 632-1	Filed 04/18/18	Page 50 of 60

Exhibit 2(b)(xiii)
Form of Lease/Contract Assumption Notice
IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re: THE BON-TON STORES, INC., et al.,1 Debtor.	Chapter 11 Case No. 18-10248 (MFW) Jointly Administered

NOTICE OF ASSUMPTION AND ASSIGNMENT OF [LEASES] / [CONTRACTS]

PLEASE TAKE NOTICE that pursuant to the Order Approving Debtors’ Entry Into Agency Agreement and Consummation of the Transactions Contemplated Thereby (the “Approval Order”) [D.I.___],2 Purchaser hereby designates the entities identified on Schedule A annexed hereto as the assignees of the corresponding Leases and/or Contracts.

PLEASE TAKE FURTHER NOTICE that the cure amounts for the Leases and/or Contracts to be assigned pursuant to this Notice and the Approval Order are set forth on Schedule A.

PLEASE TAKE FURTHER NOTICE that objections, if any, to the assumption and assignment of any Lease or Contract must be filed with the Bankruptcy Court and served on counsel for Purchaser at the addresses (including e-mail addresses) set forth in the signature block of this Notice on or before [_], 2018.3 If no timely objection to the assumption and assignment of a Lease or Contract is received, the assumption and assignment of such Lease or Contract will become effective automatically pursuant to the Approval Order on the date

1
The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are: The Bon-Ton Stores, Inc. (5229); The Bon-Ton Department Stores, Inc. (9309); The Bon-Ton Giftco, LLC (2805); Carson Pirie Scott II, Inc. (2140); Bon-Ton Distribution, LLC (5855); McRIL, LLC (5548); Bonstores Holdings One, LLC (8574); Bonstores Realty One, LLC (8931); Bonstores Holdings Two, LLC (8775); and Bonstores Realty Two, LLC (9075). The headquarters for the above-captioned Debtors is 2801 East Market Street, Bldg. E, York, Pennsylvania 17402.

2	Capitalized terms used but not defined in this Notice have the meanings given thereto in the Approval Order.
3	[First business day that is at least 15 days from notice date]

Case 18-10248-MFW	Doc 632-1	Filed 04/18/18	Page 51 of 60

identified on Schedule A.  If a timely objection to the assumption and assignment of a Lease or Contract is timely filed and served by an entity with appropriate standing, such assignment shall not become effective until agreed to by the parties or ordered by the Court.

Dated: [_], 2018	[COUNSEL TO PURCHASER]
Wilmington, Delaware

_____________________________

Case 18-10248-MFW	Doc 632-1	Filed 04/18/18	Page 52 of 60

Exhibit 2(b)(xiii)
Form of Lease/Contract Assumption Notice

Schedule A

Description	Counterparty Name and Address	Assignee Name and Address	Cure Amount	Effective Date of Assignment

Case 18-10248-MFW	Doc 632-1	Filed 04/18/18	Page 53 of 60

Exhibit 3.1(c)
Wind Down Payment Budget

	Budget
Expense Vendors	$16.2
Payroll	35.5
Severance	3.4
Retention	-
IBNR	4.0
Sales Tax	7.9	[1]
Interest	-
Professional Fees	15.8	[2]
Contingency	1.0
Stub Rent & Free Rent	8.0
503(b)(9)	2.0
Other	-
Total	$93.8
Plus: Severance and Retention in Agent’s
Expenses	5.7
Total After Severance and Retention in Agent’s Expenses	$99.5

1 Reduced to account for the fact that $6 million of sales taxes are already included in the DIP Obligations per email from J. Guglielmo dated April 17, 2018.
2 For the avoidance of doubt, the Professional Fees shall be paid, without duplication, either as part of the payoff of the DIP Obligations or as part of the Wind Down Payment.

Case 18-10248-MFW	Doc 632-1	Filed 04/18/18	Page 54 of 60

The Bon-Ton Stores, Inc.
Exhibit 4.1(c) - Occupancy - Per Diem
Full Company Liquidation Store Closing List
Excludes Distribution Centers

TOTAL - PER DIEM
Store # Store Name	Base Rent	Common Area Maintenance / LL Property Insurance	Real Estate Taxes	Insurance	Building Repair & Maint.	Occupancy Other	Security	Communications	Utilities	Supplies	Equip. Leases	Eqiup. Maint	Other Taxes	Total
2 Hanover	1,162	89	362	27	117	20	11	54	194	42	5	4	-	2,087
4 Lewistown	-	-	62	23	78	21	11	41	133	42	5	4	-	419
5 Martinsburg	458	75	-	35	102	22	18	40	172	52	6	4	131	1,115
6 Chambersburg	581	92	95	22	80	18	10	48	194	43	6	4	-	1,193
7 Park City Furn	941	142	138	12	62	545	14	42	95	31	2	4	-	2,027
8 Park City	749	123	1,597	128	385	34	28	52	2,023	275	15	4	-	5,412
12 Cumberland	767	65	142	31	114	23	20	39	228	74	26	4	36	1,568
14 Galleria	2,918	146	171	69	279	108	19	54	390	105	12	4	35	4,308
15 Uniontown	893	111	170	35	121	46	11	44	384	87	10	4	29	1,944
17 Indiana	499	-	84	15	100	19	6	42	155	56	8	4	-	986
18 Warren	305	-	-	21	111	21	10	42	158	37	6	4	-	714
19 Wilton	722	120	227	27	129	39	28	38	409	74	12	4	-	1,829
21 Oil City	693	38	23	24	113	20	7	50	142	41	6	4	-	1,162
22 Brick	2,118	651	507	33	159	59	34	42	254	67	8	4	-	3,936
25 Binghamton	776	-	1,222	32	126	21	14	41	247	59	7	4	-	2,550
27 Williamsport	606	101	151	24	95	18	8	44	196	41	5	4	-	1,294
28 Bloomsburg	455	-	-	19	86	18	26	39	152	44	5	4	-	849
29 Queensgate	1,877	310	450	39	165	166	30	42	320	79	11	4	19	3,513
31 Camp Hill	-	-	415	62	461	206	15	52	513	130	10	6	2	1,872
32 Colonial Park	384	388	295	54	354	110	13	46	443	78	7	4	-	2,176
35 Reading	902	162	985	91	302	205	15	44	510	131	11	4	52	3,415
36 Greensburg	-	126	401	42	262	20	20	50	320	79	9	4	11	1,344
37 Washington	319	-	-	21	119	16	17	43	219	50	6	4	20	832
38 Midway	700	212	225	30	119	27	11	40	194	60	6	4	-	1,629
39 Wilkes-Barre	747	79	505	55	295	133	13	43	521	106	9	4	39	2,549
43 Newburgh	939	52	359	27	102	23	35	39	291	63	6	4	-	1,939
44 Ithaca	1,085	147	301	320	138	24	15	53	244	57	6	4	-	2,393
46 Jamestown	793	67	19	32	95	22	19	43	220	74	14	4	-	1,401
48 Westfield	1,832	534	801	57	128	48	16	44	397	94	13	4	5	3,973
62 Eastern Hills	1,320	54	-	53	336	269	26	38	319	99	10	4	-	2,528
63 Sheridan	715	104	78	47	197	235	38	43	300	85	7	4	-	1,851
64 Southgate	1,066	223	242	40	166	190	19	41	249	80	8	4	-	2,328
65 McKinley	1,038	177	95	41	145	143	23	44	203	82	6	4	-	2,000
67 Lockport	-	-	343	115	340	19	26	47	212	92	9	4	-	1,205
68 Olean	522	51	57	27	108	20	12	42	166	71	12	4	-	1,092
69 Niagara	772	314	-	31	139	118	19	37	262	64	7	4	-	1,766
72 Bethlehem	1,407	70	381	182	223	185	17	42	490	121	25	4	47	3,194
73 S. Allentown	1,191	300	317	61	186	27	14	40	535	98	12	4	47	2,830
76 Easton	560	42	299	45	162	68	13	44	400	88	10	4	26	1,759
78 Quakertown	420	349	296	41	116	164	12	46	324	89	10	4	1	1,873
81 Doylestown	1,668	234	139	52	125	23	30	43	230	174	17	4	1	2,739
84 Elmira	531	105	209	24	102	65	25	50	343	73	10	4	-	1,539
94 Camillus	674	100	375	31	109	21	15	39	172	71	6	4	-	1,618
101 Dayton Mall	9,393	343	605	116	320	35	29	48	692	206	17	4	-	11,808
107 Huber Heights	1,255	143	619	62	178	61	28	39	332	101	12	4	-	2,832
115 Beavercreek	2,496	232	838	165	276	168	31	107	559	140	18	4	-	5,034
117 Piqua	370	126	60	29	94	18	8	40	210	52	8	4	-	1,020
118 Athens	518	52	49	235	86	27	10	44	161	37	10	4	-	1,234
119 New Philadelphia	718	81	289	34	106	198	21	46	380	65	8	4	1	1,952
121 Kettering	622	122	423	51	182	24	40	36	358	82	9	4	-	1,955
125 Lancaster	420	58	241	29	83	19	10	41	311	51	5	4	-	1,272
126 Heath	990	82	240	33	103	134	18	39	285	57	7	4	-	1,992
128 Zanesville	-	89	111	25	141	17	10	39	284	45	7	4	-	771
129 Marion	1,014	138	28	27	94	18	12	41	251	35	6	4	-	1,667
130 Chillicothe	936	125	189	34	102	22	17	59	426	61	7	4	-	1,983
132 Richmond	-	-	199	38	141	96	15	40	357	53	7	4	67	1,017

Case 18-10248-MFW	Doc 632-1	Filed 04/18/18	Page 55 of 60

The Bon-Ton Stores, Inc.
Exhibit 4.1(c) - Occupancy - Per Diem
Full Company Liquidation Store Closing List
Excludes Distribution Centers

TOTAL - PER DIEM
Store # Store Name	Base Rent	Common Area Maintenance / LL Property Insurance	Real Estate Taxes	Insurance	Building Repair & Maint.	Occupancy Other	Security	Communications	Utilities	Supplies	Equip. Leases	Eqiup. Maint	Other Taxes	Total
137 Sandusky	817	632	80	22	142	29	13	36	508	54	7	4	2	2,346
138 Plover	1,439	185	320	35	91	28	12	43	181	71	19	4	17	2,443
140 Kohler	1,430	231	275	28	90	22	12	59	212	57	11	7	21	2,456
142 West Bend	1,451	151	286	31	101	33	19	48	270	72	18	4	29	2,512
143 Coldwater	1,375	84	156	24	107	18	9	41	204	60	5	9	26	2,116
144 Alliance	1,261	136	52	59	92	19	15	38	197	54	6	4	-	1,934
147 Wooster	1,042	179	262	32	114	21	17	57	227	53	5	4	-	2,013
148 Morgantown	900	80	170	31	117	27	9	40	261	58	13	4	189	1,899
150 Warsaw	1,541	-	182	42	150	79	12	56	366	83	12	4	51	2,580
151 Frankfort	1,326	48	162	27	88	23	14	37	228	62	11	4	76	2,105
152 Findlay	992	83	122	36	142	18	11	38	278	51	7	4	-	1,782
153 Bowling Green	505	84	13	21	85	18	8	43	186	46	8	4	-	1,022
154 Howell	1,430	199	226	36	129	28	24	53	265	84	7	4	18	2,503
155 Westgate	1,075	-	325	74	367	293	35	46	1,008	130	9	6	-	3,368
159 Monroe	1,654	379	302	38	106	380	24	46	431	69	6	4	41	3,482
161 Midland	640	63	510	46	140	29	21	46	316	73	9	4	43	1,939
163 Jackson	838	258	247	40	118	20	23	47	390	75	8	4	44	2,113
173 Muscatine	699	-	-	21	80	19	13	45	159	40	5	4	-	1,085
175 Mattoon	524	76	14	22	94	26	9	47	194	34	14	4	-	1,059
178 Jasper	1,167	136	157	32	108	25	17	47	232	72	10	4	49	2,056
179 Terre Haute	725	147	249	42	111	23	23	40	356	50	6	4	71	1,847
182 Muncie	986	78	284	40	125	79	17	44	259	56	7	4	67	2,045
184 Kokomo	1,607	95	40	29	111	24	14	48	204	63	9	4	29	2,278
186 Green Bay Furn	665	-	-	22	81	591	20	32	126	37	6	4	5	1,589
189 Southtown	443	-	417	34	126	623	32	112	311	23	4	4	-	2,129
199 Fort Wayne	2,338	171	491	47	166	106	17	46	585	117	7	3	158	4,251
203 Clarksburg	1,556	923	410	34	174	272	31	47	412	80	6	4	186	4,134
205 Ashland	832	98	39	26	104	15	10	50	301	50	7	4	62	1,598
206 Kanawha	1,144	78	169	35	113	23	26	47	303	66	12	4	188	2,209
209 Winfield	1,747	-	94	105	131	23	16	46	211	87	7	4	83	2,554
310 St Cloud	100	-	188	57	276	31	17	63	386	78	12	3	0	1,214
311 Virginia	908	251	109	43	129	35	19	48	381	100	8	3	1	2,033
312 Rice Lake	534	212	89	25	137	22	10	45	133	49	6	3	17	1,282
313 Fergus Falls	491	-	-	23	93	19	3	43	158	49	5	3	1	888
314 New Ulm	592	-	79	27	159	19	17	44	181	45	6	3	1	1,172
315 Watertown	337	143	29	52	109	27	14	37	191	43	7	3	-	992
316 Alexandria	946	426	293	56	140	23	13	52	192	106	23	3	1	2,274
317 Havre	472	66	19	29	88	31	7	38	156	36	10	3	12	967
318 LaCrosse	1,085	93	172	31	200	114	31	51	216	123	9	3	25	2,153
319 Albert Lea	770	133	155	26	115	38	6	38	216	53	8	3	-	1,559
320 Moorhead	1,713	34	227	67	194	67	19	42	303	123	10	3	1	2,803
321 Bismarck	1,122	117	243	119	171	35	16	45	348	108	11	3	-	2,339
323 Brainerd	1,332	12	245	49	140	26	18	60	312	104	8	3	1	2,309
325 Billings	765	368	196	32	182	23	13	61	36	57	22	4	43	1,801
326 Ottumwa	613	176	55	24	126	25	7	43	226	59	6	3	-	1,362
327 Great Falls	-	-	169	48	114	21	9	40	227	68	7	3	45	751
328 Rapid City	1,576	137	270	56	153	22	14	44	534	76	9	3	-	2,894
329 Rock Springs	1,330	76	81	31	92	40	46	36	187	52	5	3	11	1,991
330 Dickinson	375	108	103	31	109	19	5	42	147	51	6	3	-	999
331 Minot	651	73	289	33	118	19	11	50	175	65	6	3	-	1,494
332 Willmar	1,496	261	226	51	178	33	13	66	335	94	9	3	1	2,766
334 Norfolk	1,116	281	163	35	126	24	17	39	239	50	5	3	5	2,103
335 Hastings	469	52	21	27	91	20	8	55	182	43	7	3	5	983
336 North Platte	598	294	108	25	85	18	5	40	145	44	7	3	3	1,375
338 Kearney	1,138	77	186	56	190	33	14	51	349	123	32	3	16	2,268
339 Scottsbluff	1,084	102	94	36	151	22	18	48	214	70	8	3	8	1,857

Case 18-10248-MFW	Doc 632-1	Filed 04/18/18	Page 56 of 60

The Bon-Ton Stores, Inc.
Exhibit 4.1(c) - Occupancy - Per Diem
Full Company Liquidation Store Closing List
Excludes Distribution Centers

TOTAL - PER DIEM
Store# Store Name	Base Rent	Common Area Maintenance / LL Property Insurance	Real Estate Taxes	Insurance	Building Repair & Maint.	Occupancy Other	Security	Communications	Utilities	Supplies	Equip. Leases	Eqiup. Maint	Other Taxes	Total
340 Kalispell	1,177	151	31	64	122	43	20	44	173	84	7	3	19	1,937
341 Blaine	1,515	183	250	76	315	75	22	47	493	155	14	4	1	3,148
342 Stillwater	1,941	-	508	86	267	47	23	46	436	137	54	3	1	3,549
343 Aberdeen	990	167	117	80	107	28	9	43	225	83	7	3	-	1,861
344 Grand Junction	1,117	134	211	51	129	26	21	46	286	122	14	3	38	2,199
345 Mankato	1,004	119	313	48	146	28	27	47	256	94	14	3	1	2,101
348 Bemidji	722	79	96	35	122	24	10	48	202	59	8	3	1	1,410
349 Butte	808	100	134	55	102	26	13	43	203	68	5	3	15	1,576
351 Missoula	1,000	221	333	25	166	30	12	39	236	49	12	3	20	2,148
352 Fargo	1,698	952	247	78	262	87	31	58	707	153	10	4	-	4,286
353 Rosedale	1,795	1,023	708	112	375	136	36	51	722	219	28	3	-	5,207
354 Midway	-	355	908	56	219	39	38	44	507	99	9	3	0	2,278
355 Southtown	2,298	1,038	1,707	83	312	104	17	62	552	202	19	3	2	6,399
356 Edina	2,514	152	613	62	324	33	22	39	791	129	9	3	1	4,692
357 Rochester	1,018	1	-	66	131	44	27	53	709	106	34	3	1	2,192
401 Ames	254	84	211	24	102	34	8	50	167	62	10	3	-	1,007
402 Mason City	708	196	23	31	144	31	19	70	266	64	6	3	-	1,560
403 Fort Dodge	600	54	20	27	108	41	12	72	170	76	10	3	-	1,195
404 Marshalltown	373	60	17	41	99	21	8	60	195	58	6	3	-	940
406 Oak View	1,926	192	476	81	199	36	16	79	650	198	11	4	22	3,890
408 Waterloo	646	36	122	35	174	21	14	44	292	84	8	4	5	1,483
409 Austin	255	45	-	24	116	17	9	45	389	43	6	3	1	953
410 Merle Hay	-	231	496	62	252	329	19	53	266	111	7	3	-	1,828
412 Coralville	-	142	604	59	361	44	17	49	275	141	8	3	-	1,704
413 Lindale Plaza	868	182	732	53	228	37	19	44	416	131	8	3	-	2,722
414 Jordan Creek	2,117	192	760	98	290	75	32	50	516	169	16	3	-	4,318
418 Dubuque	721	242	319	54	161	195	46	57	525	116	8	3	-	2,447
419 Westroads	118	1,064	520	129	330	56	45	77	689	263	18	3	45	3,356
421 Davenport	669	263	292	35	152	121	17	45	270	77	7	4	7	1,960
422 Moline	1,188	56	264	92	199	174	23	52	315	82	8	3	2	2,457
423 Southridge	539	-	-	30	148	132	14	48	367	64	7	3	-	1,352
424 Sioux Falls	1,223	295	325	94	241	144	13	44	469	160	12	3	-	3,022
429 Southern Hills	1,012	270	667	114	241	63	23	51	284	113	10	3	-	2,853
430 West Burlington	779	168	101	27	97	42	26	65	300	56	10	3	-	1,674
432 Eau Claire	-	187	396	53	173	309	21	52	372	94	10	3	38	1,707
437 Valley West	981	193	1,512	410	364	151	26	74	519	278	27	12	-	4,546
438 Muskegon	-	196	305	69	124	27	20	32	550	154	27	3	49	1,558
439 Sturgeon Bay	452	-	102	29	148	197	19	146	184	43	6	3	13	1,343
440 Grandville	-	275	589	95	249	44	40	62	775	185	28	3	85	2,431
443 Traverse City	524	116	-	35	86	21	10	48	385	49	10	3	14	1,301
445 Lansing	1,555	176	286	52	168	224	8	48	473	89	8	3	73	3,163
447 Lincoln	930	210	277	59	255	32	31	57	377	110	9	3	11	2,362
448 Marshfield	308	16	-	21	83	50	13	58	171	88	6	3	14	830
449 Duluth	-	124	600	203	311	51	20	51	767	278	11	3	1	2,421
451 Grand Island	467	59	85	29	106	30	8	42	217	69	6	3	8	1,129
457 Bay Park	2,556	78	717	92	198	166	31	72	406	135	13	4	51	4,521
463 Holland	399	152	49	44	91	52	10	47	254	79	8	3	31	1,219
464 Okemos	4,083	293	943	74	238	329	29	42	826	172	9	3	82	7,120
465 Port Huron	791	-	-	30	96	40	15	51	308	68	8	4	25	1,438
475 Bay City	1,836	170	101	57	136	390	23	50	481	138	8	3	20	3,414
501 Bloomington	287	885	377	65	264	122	25	63	412	147	11	3	-	2,661
502 LaSalle Peru	616	86	95	59	157	136	24	53	378	80	9	3	-	1,695
503 Pekin	384	115	144	37	139	19	33	49	241	73	8	3	-	1,244
504 Champaign	1,351	546	143	66	208	140	26	73	699	146	11	3	-	3,410
505 Galesburg	493	95	49	34	117	24	27	58	311	47	6	3	-	1,262
507 Quincy	112	226	232	63	150	92	41	123	365	91	11	4	-	1,511

Case 18-10248-MFW	Doc 632-1	Filed 04/18/18	Page 57 of 60

The Bon-Ton Stores, Inc.
Exhibit 4.1(c) - Occupancy - Per Diem
Full Company Liquidation Store Closing List
Excludes Distribution Centers

TOTAL - PER DIEM
Store # Store Name	Base Rent	Common Area Maintenance / LL Property Insurance	Real Estate Taxes	Insurance	Building Repair & Maint.	Occupancy Other	Security	Communications	Utilities	Supplies	Equip. Leases	Eqiup. Maint	Other Taxes	Total
508 Forsyth	92	280	251	42	185	112	24	58	298	74	7	3	-	1,427
510 Janesville	573	75	284	80	157	36	18	106	315	97	10	4	22	1,778
511 Sterling	837	168	10	27	107	21	17	116	206	63	7	3	-	1,582
512 Cherryvale	1,060	180	490	89	206	46	65	46	483	153	11	3	-	2,833
515 Joliet	1,895	108	229	71	185	96	29	113	589	153	12	4	6	3,487
516 Spring Hill	-	207	325	68	178	32	21	135	416	127	11	4	0	1,523
517 Randhurst	1,385	352	2,216	119	312	99	41	68	511	288	28	3	2	5,423
518 White Oaks	324	41	390	65	210	138	23	59	673	123	11	3	-	2,059
519 Milwaukee Grand Ave	18	128	276	28	294	104	185	73	988	99	6	3	0	2,204
520 Bayshore	1,230	182	571	113	477	65	38	76	843	245	38	4	165	4,045
521 Racine	1	178	494	61	256	32	14	99	501	134	11	4	71	1,855
522 Brookfield	4,254	24	847	209	550	122	25	50	1,447	346	49	5	151	8,078
523 Southridge	3,575	682	901	113	451	234	33	87	927	222	23	4	195	7,446
526 East Towne	1,526	194	321	78	165	204	20	63	630	144	10	3	63	3,422
527 Mayfair	3,897	241	1,335	142	571	225	77	87	1,286	306	50	3	243	8,463
528 West Towne	3,016	195	420	105	281	96	21	73	558	212	34	4	103	5,119
529 Brookfield Furniture	2,334	-	270	43	157	1,223	8	65	171	41	10	3	8	4,333
530 Evergreen	2,395	93	92	106	356	122	44	119	635	204	34	4	2	4,206
531 Yorktown	2,358	519	755	175	561	123	48	147	736	365	20	4	-	5,810
532 Woodmar	629	258	1	53	299	64	20	108	399	147	10	3	94	2,084
533 Edens Plaza	-	615	1,729	92	273	58	33	97	590	290	22	3	1	3,802
535 Stratford Square	1,347	369	342	69	237	95	33	69	381	135	11	3	7	3,099
538 Chicago Ridge	2,233	86	2,236	126	331	52	44	82	616	293	28	3	8	6,140
539 Harlem Irving	2,308	2,678	1,211	232	435	84	69	64	698	320	32	3	13	8,148
541 North Riverside	1,447	505	1,372	112	692	205	58	68	679	208	15	5	5	5,372
542 Southlake	1,068	194	624	93	266	51	29	58	783	207	11	4	111	3,498
543 Orland Square	1,603	68	1,960	170	356	73	40	82	650	448	51	3	2	5,506
546 Yorktown Furniture	1,542	205	505	35	74	996	18	72	119	29	5	3	-	3,602
547 Edens Furniture	2,007	59	911	29	81	915	18	53	106	34	5	3	1	4,221
548 Schaumburg Furniture	1,663	158	1,011	36	87	807	23	49	118	32	5	3	1	3,994
549 Michigan City	53	170	-	44	127	21	19	74	366	80	7	3	61	1,026
550 Hawthorn	450	378	207	64	212	41	39	91	583	146	8	3	2	2,223
551 Ford City	539	218	686	82	204	185	64	60	1,404	203	11	3	-	3,658
552 Lincolnwood	2,696	-	2,025	90	281	61	40	62	823	207	18	3	2	6,309
553 Bradley	2,311	63	430	63	161	147	67	67	431	120	10	3	2	3,873
554 St Charles	1,176	-	-	49	194	119	43	67	740	130	10	3	-	2,532
555 Hawthorn Furniture Gallery	1,563	175	-	-	72	462	11	-	-	-	-	3	-	2,287
556 Fox Valley	660	387	349	163	436	29	35	66	676	125	8	4	-	2,938
561 Orland Park Furniture	2,186	72	-	57	81	1,267	15	52	155	36	4	4	1	3,929
563 Grand Prairie	2,588	257	835	122	276	33	29	66	503	232	15	4	0	4,961
571 Laurel Park	4,792	-	543	135	402	67	42	123	1,005	360	16	4	108	7,597
572 Rochester Hills	13	219	390	103	357	38	31	56	651	230	19	4	97	2,209
573 Partridge Creek	2,237	179	421	157	196	33	16	43	697	200	10	4	53	4,247
579 Naperville Frn Clear.	242	-	62	11	86	259	9	1	619	39	1	1	-	1,331
212 Total	230,444	39,426	73,743	12,953	39,000	22,497	4,725	11,540	82,672	22,322	2,419	779	4,513	547,032

Case 18-10248-MFW	Doc 632-1	Filed 04/18/18	Page 58 of 60

EXHIBIT 8.1

SALE GUIDELINES

A.          The Sale shall be conducted so that the Stores in which sales are to occur will remain open no longer than during the normal hours of operation provided for in the respective leases for the Stores.

B.          The Sale shall be conducted in accordance with applicable state and local “Blue Laws”, where applicable, so that no Sale shall be conducted on Sunday unless the Merchant had been operating such Store on a Sunday.

C.          On “shopping center” property, Agent shall not distribute handbills, leaflets or other written materials to customers outside of any Stores’ premises, unless permitted by the lease or, if distribution is customary in the “shopping center” in which such Store is located; provided that Agent may solicit customers in the Stores themselves. On “shopping center” property, Agent shall not use any flashing lights or amplified sound to advertise the Sale or solicit customers, except as permitted under the applicable lease or agreed to by the landlord.

D.          At the conclusion of the Sale or the Designation Rights Period, as applicable, Agent shall vacate the Stores in broom clean condition; provided that Agent may abandon any FF&E not sold in the Sale at the Stores, the Distribution Centers, the Headquarters, or Merchant’s other corporate offices at the conclusion of the Sale or the Designation Rights Period, as applicable, without cost or liability of any kind to Agent. Any abandoned FF&E left in a Store or Distribution Center, the Headquarters, or Merchant’s other corporate offices after a lease is rejected shall be deemed abandoned to the landlord having a right to dispose of the same as the landlord chooses without any liability whatsoever on the part of the landlord to any party and without waiver of any damage claims against the Merchant. For the avoidance of doubt, as of the Sale Termination Date or termination of the Designation Rights Period, as applicable, Agent may abandon, in place and without further responsibility or liability of any kind, any FF&E located at a Store or, Distribution Center, the Headquarters, or Merchant’s other corporate offices.

E.          Following, and subject to, the entry of the Approval Order, Agent may advertise the Sale as a “store closing”, “sale on everything”, “everything must go” or similar-themed sale, as dictated by the Approval Order.

F.          Agent shall be permitted to utilize display, hanging signs, and interior banners in connection with the Sale; provided, however, that such display, hanging signs, and interior banners shall be professionally produced and hung in a professional manner. The Merchant and Agent shall not use neon or day-glo on its display, hanging signs, or interior banners. Furthermore, with respect to enclosed mall locations, no exterior signs or signs in common areas of a mall shall be used unless otherwise expressly permitted in these Sale Guidelines. In addition, the Merchant and Agent shall be permitted to utilize exterior banners at (i) non-enclosed mall Stores and (ii) enclosed mall Stores to the extent the entrance to the applicable Store does not require entry into the enclosed mall common area; provided, however, that such banners shall be located or hung so as to make clear that the Sale is being conducted only at the affected Store, shall not be wider than the storefront of the Store, and shall not be larger than 4 feet x 40 feet. In addition, the Merchant and Agent shall be permitted to utilize sign walkers in a safe and professional manner and in accordance with the terms of the Approval Order. Nothing contained in these Sale Guidelines shall be construed to create or impose upon Agent any additional restrictions not contained in the applicable lease agreement.

Case 18-10248-MFW	Doc 632-1	Filed 04/18/18	Page 59 of 60

F.          Conspicuous signs shall be posted in the cash register areas of each of the affected Stores to effect that “all sales are final.”

G.          Except with respect to the hanging of exterior banners, Agent shall not make any alterations to the storefront or exterior walls of any Stores.

H.          Agent shall not make any alterations to interior or exterior Store lighting. No property of the landlord of a Store shall be removed or sold during the Sale. The hanging of exterior banners or in- Store signage and banners shall not constitute an alteration to a Store.

I.          Agent shall keep Store premises and surrounding areas clear and orderly consistent  with present practices.

J.          Subject to the provisions of the Agreement, Agent shall have the right to sell all Owned FF&E at the Closing Stores and the Distribution Centers, the Headquarters and (subject to any side letter between JV Agent and Purchaser, which shall not in any way affect Merchant’s rights under the Agreement) and Purchaser shall have the right to sell all Owned FF&E at the Designation Rights Stores and the Nebraska Distribution Center.  JV Agent may advertise the sale of the Owned FF&E in a manner consistent with these guidelines at the Closing Stores and the Indiana Distribution Center and Purchaser may advertise the sale of the Owned FF&E in a manner consistent with these guidelines at the Designation Rights Stores and the Nebraska Distribution Center. The purchasers of any Owned FF&E sold during the sale shall be permitted to remove the Owned FF&E either through the back shipping areas at any time, or through other areas after applicable business hours. For the avoidance of doubt, as of the Sale Termination Date or the termination of the Designation Rights Period, as applicable, Agent may abandon, in place and without further responsibility, any FF&E at the Stores, the Distribution Centers, the Headquarters, and Merchant’s other corporate offices.

K.          Agent shall be entitled to include Additional Agent Merchandise in the Sale in accordance with the terms of the Approval Order and the Agreement.

L.          At the conclusion of the Sale at each Store, pending assumption or rejection of applicable leases, the landlords of the Stores shall have reasonable access to the Stores’ premises as set forth in the applicable leases. The Merchant, Agent and their agents and representatives shall continue to have access to the Stores as provided for in the Agreement.

M.          Post-petition rents shall be paid by the Merchant as required by the Bankruptcy Code until the rejection or assumption and assignment of each lease. Agent shall have no responsibility to the landlords therefor.

N.          The rights of landlords against Merchant for any damages to a Store shall be reserved in accordance with the provisions of the applicable lease.

O.          If and to the extent that the landlord of any Store affected hereby contends that Agent or Merchant is in breach of or default under these Sale Guidelines, such landlord shall email or deliver written notice by overnight delivery on the Merchant, JV Agent and Purchaser as follows:

If to Agent:

Great American Group, LLC
Attn:	Scott Carpenter (scarpenter@greatamerican.com)

Case 18-10248-MFW	Doc 632-1	Filed 04/18/18	Page 60 of 60

Alan Forman (aforman@brileyfin.com)

and

Tiger Capital Group, LLC
Attn:	Christopher Huber (chuber@tigergroup.com)
Mark Naughton (mnaughton@tigergroup.com)

and

Wilmington Savings Fund Society, FSB
Attn:          [_]

With copies (which shall not constitute notice) to:

Lowenstein Sandler LLP
Counsel to Great American Group LLC
Attn:	Kenneth A. Rosen (krosen@lowenstein.com)
Andrew Behlmann (abehlmann@lowenstein.com)

and

Kilpatrick Townsend & Stockton LLP Counsel to WSFS
Attn:	David Posner (dposner@kilpatricktownsend.com)

and

Jones Day
Counsel to Second Lien Noteholders
Attn:	Sidney P. Levinson (slevinson@jonesday.com)
Joshua M. Mester (jmester@jonesday.com)
John Kane (jkkane@jonesday.com)

If to Merchant:

with a copy (which shall not constitute notice) to: